SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

APOLLO GOLD CORPORATION

(Name of Registrant as Specified In Its Charter)

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☑ No fee required

☐Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4) Proposed maximum aggregate value of transaction: N/A

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: N/A

(2) Form, Schedule or Registration Statement No.: N/A

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(4) Date Filed: N/A

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF
APOLLO GOLD CORPORATION
AND MANAGEMENT INFORMATION AND PROXY CIRCULAR

INVITATION TO SHAREHOLDERS

It is my great pleasure to invite you to join our board of directors and the senior management of Apollo Gold Corporation at our next annual and special meeting, which convenes at 10 a.m. (Colorado time) on May 19, 2005, at the Embassy Suites Denver Tech Center, 10250 East Costilla Avenue, Centennial, Colorado, USA.

I urge you to attend if you can. This occasion is your opportunity to receive a first-hand account of how Apollo Gold Corporation performed for the year ended December 31, 2004, as well as to hear our plans for the future.

Should you have any questions for senior management, the annual meeting is an excellent place to raise them.

If you cannot attend in person, I encourage you to exercise the power of your proxy, by signing, dating and returning the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the annual and special meeting and wish to change your proxy vote, you may change your proxy by voting in person at the annual and special meeting. For further information regarding the power of your proxy please read the accompanying Management Information and Proxy Circular.

I appreciate your participation, and I look forward to seeing you this May in Centennial, Colorado.

Sincerely,

(Signed)	R. David Russell
	President and	April 12, 2005
Chief Executive Officer

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN THAT an annual and special meeting (the “Meeting”) of the shareholders of Apollo Gold Corporation (the “Corporation”) will be held at the Embassy Suites Denver Tech Center, 10250 East Costilla Avenue, Centennial, Colorado, USA on Thursday, May 19, 2005 at the Embassy Suites Denver Tech Center, 10250 East Costilla Avenue, Centennial, Colorado, USA a.m. (10 a.m. Colorado time) for the following purposes:

(1)	to receive the consolidated financial statements of the Corporation for the fiscal year ended December 31, 2004, together with the report of the auditors thereon;

(2)	to elect directors of the Corporation;

(3)	to appoint auditors and to authorize the directors to fix their remuneration;

(4)	to consider and, if deemed advisable, to pass, with or without variation, an ordinary resolution to authorize certain amendments to the stock option incentive plan of the Corporation, as more particularly described in the Circular; and;

(5)	to transact such other business as may properly come before the Meeting or any adjournment thereof.

The accompanying Management Information and Proxy Circular provides additional information relating to the matters to be dealt with at the Meeting and is deemed to form part of this Notice of Meeting.

SHAREHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY, AND TO RETURN IT IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

If you are a REGISTERED SHAREHOLDER of the Corporation and are unable to attend the Meeting in person, please date and execute the accompanying form of proxy. Proxies to be used at the Meeting must be deposited with CIBC Mellon Trust Company, Proxy Department, 200 Queens Quay East, Unit #6, Toronto, Ontario, M5A 4K9 Canada, before 5:00 p.m. (Toronto time) on May 17, 2005.

If you are a NON-REGISTERED SHAREHOLDER of the Corporation and receive these materials through your broker or another intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or such other intermediary. In addition, please read the section entitled Q&A on Proxy Voting “If my shares are not registered in my name but are held in the name of a nominee (a bank, trust company, securities broker, trustee or other), how do I vote my shares?”

By Order of the Board

(Signed) R. David Russell
President and
Chief Executive Officer
Greenwood Village, Colorado
April 12, 2005

APOLLO GOLD CORPORATION

MANAGEMENT INFORMATION AND PROXY CIRCULAR

GENERAL PROXY INFORMATION

Solicitation of Proxies

This Management Information and Proxy Circular (the “Circular”) is furnished in connection with the solicitation of proxies by or on behalf of the management of Apollo Gold Corporation (the “Corporation” or “Apollo”) for use at the annual and special meeting (the “Meeting”) of shareholders of the Corporation (the “shareholders”) to be held on Thursday, May 19, 2005, at 10 a.m. (Colorado time), or any adjournment thereof, at the Embassy Suites Denver Tech Center, 10250 East Costilla Avenue, Centennial, Colorado, USA for the purposes set out in the accompanying notice of meeting (the “Notice of Meeting”).

The solicitations will be made primarily by mail, but proxies may also be solicited personally or by telephone by directors, officers and regular employees of the Corporation at nominal cost. Banks, brokers, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to beneficial owners, and the Corporation will reimburse such persons for reasonable out-of-pocket expenses incurred by them in this connection. The expenses of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Corporation.

This Circular, the Notice of Meeting and accompanying Proxy are being mailed on or about April 22, 2005.

Quorum

A quorum is required in order for the Meeting to be properly constituted. The holders of at least one-third of the shares entitled to vote at a meeting of shareholders, personally present or represented by proxy, shall constitute a quorum.

Voting Shares And Principal Holders Thereof

The authorized capital of the Corporation consists of an unlimited number of common shares (“Common Shares”). As of the close of business on April 12, 2005, the record date for the Meeting, 95,173,118 Common Shares were outstanding and entitled to vote. Each Common Share is entitled to one (1) vote. The outstanding Common Shares are listed on the Toronto Stock Exchange (the “TSX”) under the symbol APG, and on the American Stock Exchange (“AMEX”) under the symbol AGT.

Beneficial Ownership Table

The following table sets forth certain information known to us with respect to the beneficial ownership of our Common Shares as of March 23, 2005 by (i) all persons who are known to us to be beneficial owners of five percent (5%) or more of the Common Shares, (ii) each of the proposed directors, (iii) the chief executive officer, the chief financial officer and the other three most highly compensated executive officers (collectively, the “Named Executive Officers”) and (iv) all proposed directors and current executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the securities. Common Shares subject to options or warrants that are currently exercisable or exercisable within 60 days of March 23, 2005 are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated, the address for each of the individuals listed in the table is care of Apollo Gold Corporation, 5655 South Yosemite Street, Suite 200,

Greenwood Village, Colorado, 80111-3220. Unless otherwise indicated by footnote, the persons named in the table have sole voting and sole investment power with respect to all Common Shares shown as beneficially owned by them, subject to applicable community property laws. Percentage of beneficial ownership is based on 95,173,118 of our Common Shares outstanding as of April 12, 2005.

Beneficial Owner	Shares Beneficially Owned		Percent of Class
W.S. (Steve) Vaughan	70,000	(1)	*
R. David Russell	2,279,928	(1)(2)(3)	2.40%
G. Michael Hobart	71,000	(1)	*
Charles E. Stott	147,071	(1)	*
Richard P. Graff	Nil		*
Robert W. Babensee	Nil		*
Melvyn Williams	293,333	(1)(2)	*
Wade W. Bristol	104,000	(1)	*
James T. O’Neil	51,700	(1)	*
Donald O. Miller	50,000	(1)	*
Richard F. Nanna	1,421,168	(1)	1.49%
Donald W. Vagstad	242,009	(1)	*
David K. Young	268,659	(1)	*
All officers and directors as a group (14 persons)	5,638,268	(4)	5.92%

*	Represents less than 1% of our outstanding Common Shares.

(1)	Amounts shown include Common Shares subject to options exercisable within 60 days as follows: 70,000 Common Shares for Mr. Vaughan; 675,403 Common Shares for Mr. Russell; 70,000 Common Shares for Mr. Hobart; 145,071 Common Shares for Mr. Stott; 100,000 Common Shares for Mr. Williams; 100,000 Common Shares for Mr. Bristol; 50,000 Common Shares for Mr. O’Neil; 50,000 Common Shares for Mr. Miller; 644,868 Common Shares for Mr. Nanna; 242,009 Common Shares for Mr. Vagstad; and 267,659 Common Shares for Mr. Young.

(2)	Amounts shown include Common Shares subject to series B convertible secured debentures convertible within 60 days as follows: 133,333 Common Shares for Mr. Williams; and 400,000 Common Shares for Mr. Russell (such debenture being owned by a member of Mr. Russell’s immediate family). Amounts shown include Common Shares subject to warrants exercisable within 60 days: 60,000 Common Shares for Mr. Williams; and 180,000 Common Shares for Mr. Russell (such debenture being owned by a member of Mr. Russell’s immediate family).

(3)	Shares beneficially owned by Mr. Russell also include 100 Common Shares owned by a member of Mr. Russell’s immediate family.

(4)	Shares beneficially owned by all officers and directors as a group include options, warrants and/or series B convertible debentures to purchase up to 3,814,243 of our Common Shares which may be exercised or converted in whole or in part within 60 days.

Q & A on Proxy Voting

Q:	What am I voting on?

A:	Shareholders are voting on the election of directors to the board of directors of the Corporation (the “Board”) for 2005, the appointment of auditors for the Corporation for 2005 and the approval of a resolution adopting amendments to the Corporation’s Stock Option Incentive Plan.

Q:	Who is entitled to vote?

A:	Shareholders as of the close of business on April 12, 2005 (the “Record Date”), are entitled to vote. Each Common Share is entitled to one vote on those items of business identified in the Notice of Meeting.

If you acquired your shares after the Record Date, please refer to the answer to the question “What if ownership of shares has been transferred after April 12, 2005?” to determine how you may vote such shares.

Q:	How do I vote?

A:	There are two ways you can vote your shares if you are a registered shareholder. You may vote in person at the Meeting or you may sign the enclosed form of proxy appointing the named persons or some other person you choose, who need not be a shareholder, to represent you as proxyholder and vote your shares at the Meeting. If your shares are held in the name of a nominee, please refer to the answer to the question “If my shares are not registered in my name but are held in the name of a nominee (a bank, trust company, securities broker, trustee or other), how do I vote my shares?” to determine how you may vote your shares.

Q:	What if I plan to attend the Meeting and vote in person?

A:	If you are a registered shareholder and plan to attend the Meeting on May 19, 2005 and wish to vote your shares in person at the Meeting, do not complete or return the form of proxy. Your vote will be taken and counted at the Meeting. Please register with the transfer agent, CIBC Mellon Trust Company, upon arrival at the Meeting. If your shares are held in the name of a nominee, refer to the answer to the question “If my shares are not registered in my name but are held in the name of a nominee (a bank, trust company, securities broker, trustee or other), how do I vote my shares?” for voting instructions.

Q:	Who is soliciting my proxy?

A:	The enclosed form of proxy is being solicited by management of Apollo Gold Corporation. The solicitation will be made primarily by mail but may also be made by the telephone, in writing or in person by the employees of the Corporation. Banks, brokers, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to beneficial owners, and the Corporation will reimburse such persons for reasonable out-of-pocket expenses incurred by them in this connection. The expenses of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Corporation.

Q:	What if I sign the form of proxy enclosed with this Circular?

A:	Signing the enclosed form of proxy gives authority to R. David Russell or Melvyn Williams, the President and the Chief Financial Officer of the Corporation, respectively, or to another person you have appointed, to vote your shares at the Meeting.

Q:	Can I appoint someone other than these representatives to vote my shares?

A:	Yes. Write the name of this person, who need not be a shareholder, in the blank space provided in the form of proxy. It is important to ensure that any other person you appoint is attending the Meeting and is aware that he or she has been appointed to vote your shares. Proxyholders should, upon arrival at the Meeting, present themselves to a representative of CIBC Mellon Trust Company.

Q:	What do I do with my completed proxy?

A:	Return it to the Corporation’s transfer agent, CIBC Mellon Trust Company, in the envelope provided, at “CIBC Mellon Trust Company, Proxy Department, 200 Queens Quay East, Unit #6, Toronto, Ontario M5A 4K9 Canada”, or by fax to (416) 368-2502 so that it arrives no later than 5:00 p.m. (Toronto time) on May 17, 2005. This will ensure that your vote is recorded.

Q:	If I change my mind, can I take back my proxy once I have given it?

A:	Yes. If you change your mind and wish to revoke your proxy, prepare a written statement to this effect or, if you are a registered shareholder, you may attend the annual meeting and vote and this will automatically revoke your proxy. If you prepare the written statement, the statement must be signed by you or your attorney as authorized in writing or, if the shareholder is a corporation, under its corporate seal or by an officer or attorney of the corporation duly authorized. This statement must be delivered either to the executive office of the Corporation at 5655 South Yosemite Street, Suite 200, Greenwood Village, Colorado 80111-3220 no later than 5:00 p.m. (Toronto time) on May 17, 2005 or to the Chairman of the Meeting on the day of the Meeting, May 19, 2005, or any adjournment of the Meeting, prior to the time of voting.

Q:	How will my shares be voted if I give my proxy?

A:	The persons named on the form of proxy must vote for or against or withhold from voting your shares in accordance with your directions. In the absence of such directions, however, your shares will be voted in favour of the election of directors to the Board, the appointment of auditors and approving a resolution adopting amendments to the Corporation’s incentive stock option plan.

Q:	What if amendments are made to these matters or if other matters are brought before the Meeting?

A:	The persons named in the form of proxy will have discretionary authority with respect to amendments or variations to matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting.

As of the date of this Circular, management of the Corporation knows of no such amendment, variation or other matter expected to come before the Meeting. If any other matters properly come before the Meeting, the persons named in the form of proxy will vote on them in accordance with their best judgement.

Q:	How many shares are entitled to vote?

A:	As of April 12, 2005, there were 95,173,118 Common Shares outstanding. Each registered shareholder has one vote for each Common Share held at the close of business on April 12, 2005.

Q:	What if ownership of shares has been transferred after April 12, 2005?

A:	The person who acquired such shares after April 12, 2005, must produce properly endorsed share certificates or otherwise establish that he or she owns the shares and must ask the Corporation no later than 5:00 p.m. (Toronto time) on May 10, 2005, that his or her name be included in the list of shareholders before the Meeting in order to be entitled to vote these shares at the Meeting.

Q:	Who counts the votes?

A:	The Corporation’s transfer agent, CIBC Mellon Trust Company, counts and tabulates the proxies. This is done independently of the Corporation to preserve the confidentiality of individual shareholder votes. Proxies are referred to the Corporation only in cases where a shareholder clearly intends to communicate with management or when it is necessary to do so to meet the requirements of applicable law.

Q:	If I need to contact the transfer agent, how do I reach them?

A:	You can contact the transfer agent as follows:

By mail:	or by telephone:

CIBC Mellon Trust Company	Within Canada and the United States at 1 –416-643-5500 or 1-800-387-0825
P.O. Box 7010 Adelaide Postal Station
Toronto, Ontario M5E 2W9

E-mail: enquiries@cibcmellon.com www.cibcmellon.com

Q:	If my shares are not registered in my name but are held in the name of a nominee (a bank, trust company, securities broker, trustee or other), how do I vote my shares?

A:	There are two ways you can vote your shares held by your nominee. Unless you have previously informed your nominee that you do not wish to receive material relating to the Meeting, you will have received this Circular from your nominee, together with a request for voting instructions for the number of shares you hold.

For your shares to be voted for you, please follow the voting instructions provided by your nominee. If you are a non-registered shareholder who has voted and want to change your mind and vote in person, contact your nominee to discuss whether this is possible and what procedure to follow.

Since the Corporation does not have access to the names of its non-registered shareholders, if you attend the Meeting, the Corporation will have no record of your shareholdings or of your entitlement to vote unless your nominee has appointed you as proxyholder. Therefore, if you are a non-registered shareholder and wish to vote in person at the Meeting, insert your own name in the space provided on the voting instruction form sent to you by your nominee. By doing so, you are instructing your nominee to appoint yourself as proxyholder. Then sign and return the voting instruction form by following the signing and returning instructions provided by your nominee. Do not otherwise complete the voting instruction form as your vote will be taken at the Meeting. Please register with the transfer agent, CIBC Mellon Trust Company, upon arrival at the Meeting.

Q:	What rights of appraisal or similar rights of dissenters do I have with respect to any matter to be acted upon at the Meeting?

A:	No action is proposed herein for which the laws of the Yukon Territory or By-laws of the Corporation provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder’s Common Shares.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The TSX has implemented rules requiring annual disclosure by corporations having shares listed on the TSX of their approach to corporate governance with specific reference to each of the 14 guidelines established by the TSX for effective corporate governance (the “TSX Guidelines”). In addition, there have been recent regulatory developments in the United States including the Sarbanes-Oxley Act of 2002 (“SOX”) as well as amendments to the AMEX listing standards and corporate governance standards (collectively, the “AMEX Standards”).

A detailed description on the Corporation’s governance practices setting forth the Corporation’s compliance with each of the 14 TSX Guidelines and certain requirements of the AMEX Standards is provided in Schedule “A” to this Circular. The following is an overview of the Corporation’s governance policies and practices, together with information regarding and reports of Board committees.

Overview of Corporate Governance Practices

Assumption of Responsibilities by the Board of Directors

The Board participates fully in assessing and approving strategic plans and prospective decisions proposed by management. In order to ensure that the principal business risks borne by the Corporation are appropriate, the Board receives and comments on periodic reports from management of the Corporation’s assessment and management of such risks. The Board regularly monitors the financial performance of the Corporation, including receiving and reviewing detailed financial information contained in management reports. The Board, directly and through the Audit and Finance Committee, assesses the integrity of the Corporation’s internal control and management information systems. In 2003, the Board adopted a Disclosure Policy and appointed a Disclosure Policy Officer being an Assistant Secretary of the Corporation, to determine, among other things, the appropriateness and timing of the release of information with respect to developments at the Corporation.

The Board regularly receives reports regarding the monitoring of senior management of the Corporation and its subsidiaries. Input is received at both the Compensation Committee and Board meetings regarding the performance of senior management. Both the Compensation Committee and the Board have specifically assumed responsibility for reviewing the performance of senior management.

The Board meets at least four times each calendar year, and more frequently as required. The frequency of meetings as well as the nature of the agenda items change depending on the state of the Corporation’s affairs and in light of opportunities or risks which the Corporation faces from time to time. In 2004, the Board held 12 meetings.

Corporate Governance Principles

In 2003, the Board formally adopted a set of corporate governance principles. Those principles provide guidelines on Board size, independence of Board members, nominating and orientation of new directors, retirement and resignation of Board members, conduct of Board meetings, conflicts of interest, share ownership by directors, compensation review, assessing Board and committee performance, interaction with third parties and confidentiality. The principles also require each of the Board committees to adopt a written charter approved by the Board, as well as set out minimum numbers for committee meetings. In addition, in 2004, the Board created a Nominating Committee to comply with the AMEX Standards.

Composition of the Board of Directors

The TSX Guidelines define an “unrelated director” as a director who is independent of management of a company and free from any interest, and any business or other relationship, which could, or could reasonably be perceived to, materially interfere with the director’s ability to act with a view to the best interests of the Corporation, other than interests and relationships arising from shareholding; a “related director” as a director who is not an unrelated director or is a member of management; and a “significant shareholder” as a shareholder with the ability to exercise a majority of the votes for the election of the board. Pursuant to the AMEX Standards, “independent director” means a person other than an officer or employee of the company or any parent or subsidiary who is affirmatively determined by the board of directors not to have a material relationship with the listed company that would interfere with the exercise of independent judgment.

The TSX Guidelines states that the board of directors of every corporation should be constituted with a majority of individuals who qualify as unrelated directors. The Corporation’s Board has determined that five of the proposed nominees for director are unrelated directors. Mr. Hobart and Mr. Vaughan are each partners of law firms that provide legal services to the Corporation but are otherwise “unrelated” to the Corporation. The sole related director is R. David Russell, the President and Chief Executive Officer of the Corporation. The AMEX Standards require that each listed company must have a sufficient number of independent directors on its board of directors such that at least a majority of such directors are independent directors subject to the certain exceptions. The Board has determined that five of the proposed nominees for directors (i.e. Messrs. Stott, Graff, Hobart, Vaughan and Babensee), being all of the nominees other than R. David Russell, are independent directors.

The Corporation does not have any “significant shareholders” as that term is defined in the TSX Guidelines. The Board believes that the current size and composition of the Board serves the Corporation and its shareholders well.

The Board believes that all of its directors, including its related director, make a valuable contribution to the Board and the Corporation. As indicated above, a majority of the Corporation’s directors are unrelated. The related director possesses an extensive knowledge of the Corporation’s business and has extensive business experience, both of which have proven to be beneficial to the other directors, and his participation as a director contributes to the effectiveness of the Board. The Board also believes that the directors are sensitive to conflicts of interest and excuse themselves from deliberations and voting in appropriate circumstances.

Committees

The Board has four committees: an Audit and Finance Committee, a Compensation Committee, a Technical Committee and a Nominating Committee. The Board committees are generally composed of outside directors, a majority of whom are unrelated directors in accordance with the provisions contained in the TSX Guidelines and are independent directors as stated in the AMEX Standards. The composition, mandate and certain activities of each committee are set out under “Statement of Corporate Governance Practices – Board Committees” of this Circular.

Board Functioning and Independence

In accordance with the TSX Guidelines and the AMEX Standards, the Corporation provides orientation to new recruits to the Board. Such orientation consists of orientation sessions with management, a review of prior Board activity, receipt of documentation including the Corporation’s articles, by-laws, policies and procedures and personal meetings with directors and management of subsidiaries.

The Board has a formal policy that all acquisitions and divestitures of a material nature require the approval of the Board. In addition, Board policy requires that all major strategic decisions, including any change in the strategic direction of the Corporation, be presented by management to the Board for approval. As part of its ongoing activity, the Board regularly receives and comments upon reports of management as to the performance of the Corporation’s business and management’s expectations and planned actions in respect thereto.

The Board reviews the adequacy and form of the compensation of directors to ensure the compensation realistically reflects the responsibility and risk involved in being an effective director. The Board has made it a priority to continue to examine and develop the processes which it follows in its deliberations in order that it will continue to fulfill its mandate.

The Board and the Chief Executive Officer engage in regular dialogue regarding the performance of the senior management team, including the Chief Executive Officer, in achieving the Corporation’s strategic objectives as determined by management and the Board. As the Board has plenary power, any responsibility which is not delegated to management or a Board committee remains with the Board.

The Board conducts in-camera sessions without management present as it deems appropriate and also conducts in-camera sessions to review the recommendations of the Compensation Committee. The Compensation Committee also conducts part of its deliberations without management present. As well, the Audit and Finance Committee has a policy to meet annually with the Corporation’s auditors without management present.

In accordance with the provisions of the TSX Guidelines and the AMEX Standards, the By-laws of the Corporation provide for a system which enables an individual director to engage an outside adviser at the expense of the Corporation in appropriate circumstances. Prior approval of the Audit and Finance Committee is required for the retention of such an adviser.

The Corporation has adopted a formal policy that all members of the Board are encouraged, but not required, to attend the annual meeting of shareholders of the Corporation. All Board members attended the Corporation’s 2004 annual and special meeting held on May 20, 2004.

Shareholder Communications

The Corporation endeavours to keep all shareholders well informed as to the financial performance of the Corporation, primarily by means of its annual and quarterly reports, and by press releases. The Board has specifically adopted a disclosure policy in furtherance of these goals.

Management of the Corporation is receptive to shareholder feedback in any form. It is the policy of the Corporation to receive and respond promptly to shareholder enquiries, while being guided by legal requirements as well as the Corporation’s policies in respect to confidentiality and disclosure. Shareholders wishing to send communications to the Board of the Corporation should write to either the Chairman of the Board or the Secretary of the Corporation at the following address: Apollo Gold Corporation, 5655 South Yosemite Street, Suite 200, Greenwood Village, Colorado, 80111-3220. All such communication shall state the type and amount of Corporation securities held by the security holder and shall clearly state that the communication is intended to be shared with the Board, or if applicable, with a specific committee of the Board. The Chairman of the Board or the Secretary of the Corporation, as applicable, will forward all such communication to the members of the Board or specific Board committee.

The Board is satisfied that the Corporation’s comprehensive governance program is consistent with, and in many instances goes beyond, the TSX Guidelines and the AMEX Standards. A detailed comparison of the Corporation’s governance procedures compared with the TSX Guidelines and the AMEX Standards is set forth in Schedule “A” to this Circular.

Code of Business Conduct and Ethics

In 2003, the Corporation formally adopted a Code of Business Conduct and Ethics and related policies, which sets high standards for ethical behaviour throughout the organization. The Code of Business Conduct and Ethics provides the entire organization with the same frame of reference for dealing with sensitive and complex issues such as conflicts of interest, use of information, confidentiality of personal information, confidentiality of business information, corporate opportunities, use of inside information, fair trading, protection and use of company assets, accounting practices, records retention, compliance with laws, rules and regulations, and duty to report and consequences.

In addition, in 2004 the Corporation formally adopted a Code of Ethics (the “Code”) pursuant to section 406 of SOX and the Rules of AMEX in order to provide written standards and guidance to the Corporation’s directors, principal executive officer, principal financial officer, principal accounting officer or controller or those performing similar functions and any “executive officers” (as defined under Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended) of the Corporation not named above. The purpose of the Code is to promote:

•	honest, and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	compliance with applicable governmental laws, rules and regulations;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that the Corporation files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Corporation;

•	the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

•	accountability for adherence to the Code.

The Code is posted on the Corporation’s website at www.apollogold.com.

Whistleblower Policy

The Corporation’s internal controls and corporate reporting and disclosure procedures are intended to prevent, deter and remedy any violation of the applicable laws and regulations that relate to corporate reporting and disclosure, accounting and auditing controls and procedures, securities compliance and other matters pertaining to fraud against shareholders. Even the best systems of control and procedures, however, cannot provide absolute safeguard against such violations.

In 2004, the Audit and Finance Committee of the Corporation formally adopted a Whistleblower Policy which governs the process through which employees and others, either directly or anonymously, can notify the Corporation’s Compliance Officer or Audit and Finance Committee of potential violations or concerns.

The Whistleblower Policy also establishes a mechanism for responding to, and keeping records of, complaints from employees and others regarding such potential violations or concerns.

Board Committees

Audit and Finance Committee

The Audit and Finance Committee is responsible for the Corporation’s financial reporting process and the quality of its financial reporting. In discharging its responsibilities, the Audit and Finance Committee meets regularly with the Corporation’s auditors and Chief Financial Officer.

The Audit and Finance Committee adopted a charter in 2002. To ensure compliance with SOX, in March 2004 the Audit and Finance Committee amended and restated its charter. The amended and restated charter is posted on the Corporation’s website at www.apollogold.com.

The Audit and Finance Committee’s charter requires that all Audit and Finance Committee members satisfy the applicable independence requirements of the TSX and AMEX and other regulatory requirements. For the year ended December 31, 2004, the Audit and Finance Committee was composed of Messrs. Robert A. Watts, Charles E. Stott and G.W. Thompson, each meeting the independence and the financial literacy requirements of the TSX and AMEX. Mr. Gerald Schissler was a member of the Audit and Finance Committee prior to his resignation as a member of the Board on December 1, 2004. Mr. Stott was appointed as a member of the Audit and Finance Committee effective December 1, 2004 upon the resignation of Mr. Schissler. Messrs. Watts and Thompson have decided not to stand for re-election to the Board at the Meeting. Upon approval of the proposed directors at the Meeting, the Audit and Finance Committee will be composed of Messrs. Graff, Stott and Babensee, and Mr. Graff will be appointed as Chair of the Audit and Finance Committee. The Board has determined that Mr. Graff will serve as the Audit and Finance Committee’s “financial expert” as defined in the AMEX Standards.

Report of the Audit and Finance Committee

In the performance of its oversight function, the Audit and Finance Committee reviewed and discussed the Corporation’s audited consolidated financial statements as of and for the year ended December 31, 2004, with management and Deloitte & Touche LLP. Management and Deloitte & Touche LLP represented to the Audit Committee that the Corporation’s audited consolidated financial statements as of and for the year ended December 31, 2004, were prepared in accordance with accounting principles generally accepted in Canada (except for Note 20, Differences Between Canadian and U.S. GAAP). The Audit and Finance Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards (“SAS”) Nos. 61, 89 and 90 issued by the Auditing Standards Board of the American Institute of Certified Public Accountants. SAS Nos. 61, 89 and 90 set forth requirements pertaining to the independent auditor’s communications with the Audit and Finance Committee regarding the conduct of the audit.

The Audit and Finance Committee received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board (“ISB”) Standard No. 1, Independence Discussions with Audit Committees, as amended. ISB Standard No. 1 requires the independent auditor to disclose in writing to the Audit and Finance Committee all relationships between the auditor and the Corporation that, in the auditor’s judgment, reasonably may be thought to bear on independence and to discuss the auditor’s independence with the Audit

Committee. The Audit and Finance Committee discussed with Deloitte & Touche LLP its independence and considered in advance whether the provision of any non-audit services by Deloitte & Touche LLP is compatible with maintaining its independence.

Based on the reviews and discussions of the Audit and Finance Committee described above, in reliance on the unqualified opinion of Deloitte & Touche LLP dated March 15, 2005, regarding the Corporation’s audited consolidated financial statements as of and for the year ended December 31, 2004, the Audit and Finance Committee recommended to the Board of Directors, and the Board of Directors approved, that such financial statements be included in the Corporation’s annual report on Form 10-K for the year ended December 31, 2004, to be filed with the Securities and Exchange Commission.

In fulfilling its responsibilities in respect of monitoring compliance with laws and regulations and business conduct, the Audit and Finance Committee recommended the formal adoption of the Corporation’s Code of Business Conduct and Ethics. Its mandate also includes monitoring among other things, related party transactions.

The Audit and Finance Committee met 8 times in 2004 and is satisfied that it appropriately fulfilled its mandate to the best of its ability during the year ended December 31, 2004.

Submitted by:

Audit and Finance Committee

Robert A. Watts, Chairperson
G.W. Thompson
Charles E. Stott

Compensation Committee

The Compensation Committee was established by the Corporation in 2002 and formally adopted its charter at that time. To ensure compliance with SOX, on March 10, 2004, the Compensation Committee replaced its charter with a new charter. The charter is posted on the Corporation’s website at www.apollogold.com.

Under its new charter, the main purposes of the Compensation Committee are:

•	to establish, administer and evaluate the compensation philosophy, policies and plans for non-employee directors and executive officers; and

•	to make recommendations to the board regarding director and executive compensation; and

•	to review the performance and determine the compensation of the President and Chief Executive Officer, based on criteria including the Corporation’s performance and accomplishment of long-term strategic objectives.

During the fiscal year of the Corporation ending December 31, 2004, the Compensation Committee was comprised of Messrs. Hobart, Stott, Thompson, Vaughan and Schissler (resigned December 1, 2004), each meeting the independence requirements of the TSX and the AMEX Standards.

In 2004, the Compensation Committee met on four occasions and is satisfied that it appropriately fulfilled its mandate to the best of its ability during the year ended December 31, 2004.

Report of the Compensation Committee on Executive Compensation

Compensation Philosophy

The Corporation’s executive officer compensation policies are intended to provide an appropriate overall compensation package that will permit the Corporation to attract and retain highly qualified and experienced senior executive officers and to encourage superior performance by such senior executive officers. The Corporation’s compensation policies are intended to motivate individuals to achieve results at the specific subsidiary at which they are employed as well as overall corporate results. In addition, the Corporation believes that directors, officers and employees should have their benefits aligned with both the short and long term interests of the shareholders.

The compensation of the Corporation’s executive officers is comprised of three components: base salary, annual cash bonus, and long-term incentives in the form of stock options. It is structured to be competitive with a select group of comparative producing gold mining companies. The annual cash bonus is discretionary based on factors including attaining or exceeding certain budgeted goals for gold sales and the related cash production costs of such gold sales at each of the Florida Canyon and Montana Tunnels mines and targets an increase in the proven and probable gold reserves of the Corporation.

Cash bonuses and stock options are directly related to company performance and the individual’s contribution thereto.

Base Salary

The base salary for each Named Executive Officer is reviewed annually by the Compensation Committee within the context of individual and corporate performance and market competitiveness. The market assessment is based primarily on the compensation practices of producing gold mining companies for comparable positions.

Stock Options

The Corporation has two stock option plans: an employee stock option incentive plan, as amended (the “Stock Option Incentive Plan”) and a stock option plan authorized by the shareholders pursuant to the terms of the Plan of Arrangement (the “Plan of Arrangement Stock Option Plan”). The purpose of these stock option plans is to develop the interest and incentive of eligible employees, officers and directors in the Corporation’s growth and development by giving an opportunity to purchase Common Shares on a favourable basis, thereby advancing the interests of the Corporation, enhancing the value of the Common Shares for the benefit of all shareholders and increasing the ability of the Corporation to attract and retain skilled and motivated individuals.

Stock options granted pursuant to the Plan of Arrangement Stock Option Plan have an exercise price of US$0.80 per share, as approved by a special resolution of shareholders pursuant to the terms and conditions of the Plan of Arrangement effective June 25, 2002 whereby International Pursuit Corporation and Nevoro Gold Corporation amalgamated to form the Corporation. See below under the heading Particulars of Matters to be Acted Upon - “Proposal #3 - Amendments to Stock Option Incentive Plan” for details on proposed amendments to the Stock Option Incentive Plan.

President and Chief Executive Officer

The Compensation Committee approved Mr. Russell’s total compensation based on the following factors, which are listed in the order of importance to the Compensation Committee: (1) the desire to attract and retain the best available executive talent and to encourage the highest level of executive performance to continue to serve the best interests of the Corporation and its shareholders; (2) the levels of compensation paid to executive officers by other companies in the gold mining industry as determined from published compensation surveys; and (3) the achievement of goals and objectives established for Mr. Russell.

The Compensation Committee and the Board continue to be of the view that Mr. Russell provides the leadership that permitted the Corporation to grow in 2004. In making their compensation decision they considered this as well as other factors, including his contribution to the business performance and anticipated future performance of the Corporation.

The President and Chief Executive Officer’s compensation consists of a base salary, an annual cash bonus and various perquisites. In 2004, the base salary accounted for approximately 73% of all cash compensation paid to the President and Chief Executive Officer. Pursuant to the Corporation’s bonus policies, bonus awards may be made to the President and Chief Executive Officer and other senior executives based upon several factors, including the Corporation’s return on equity, the performance of the subsidiary with respect to which such senior executive has responsibility and the achievement of stipulated individual goals of such senior executive.

Going forward, the Compensation Committee and, as appropriate, the Board, will address other issues relating to executive compensation, including the relative emphasis on the components of executive compensation, including compensation for the Corporation’s President and Chief Executive Officer.

Submitted by:

Compensation Committee

G. Michael Hobart, Chairperson
Charles E. Stott
G.W. (Bill) Thompson
W.S. (Steve) Vaughan

Compensation Committee Interlocks and Insider Participation in Compensation of Directors

There are no members of the Compensation Committee who were officers or employees of the Corporation or any of its subsidiaries during the fiscal year ended December 31, 2004, formerly officers of the Corporation, or had a disclosable relationship with the Corporation pursuant to Item 404 of the SEC Regulation S-K.

Technical Committee

The Technical Committee was established in 2002 by the Corporation and formally adopted its charter at that time. The charter is posted on the Corporation’s website at www.apollogold.com. Under its charter, the primary objectives of the Technical Committee are:

•	to review and to approve the methodology and procedure for calculating the resource and ore reserve estimates of the Corporation and its subsidiaries;

•	to review and to report on the Corporation’s environmental compliance program and its effectiveness; and

•	to review and to report on the Corporation’s safety program and its effectiveness.

During the fiscal year of the Corporation ended December 31, 2004, the Technical Committee was comprised of Messrs. Russell, Stott, and Watts.

During 2004, the Technical Committee met on 5 occasions. The Technical Committee reported to the Board on its findings and recommendations with respect to ore reserves, exploration initiatives, land acquisitions and environmental and safety affairs of the Corporation. The Technical Committee is satisfied that it appropriately fulfilled its mandate to the best of its ability during the year ended December 31, 2004.

Nominating Committee

The Nominating Committee was established in March 2004 by the Corporation and formally adopted its charter at that time. Under its charter, a copy of which is posted on the Corporation’s website at www.apollogold.com, the primary objectives of the Nominating Committee are to assist the Board by:

•	identifying individuals qualified to become Board members and recommending to the Board proposed nominees for Board membership and recommending to the Board directors to serve on each committee; and

•	ensuring that the Audit and Finance Committee, Compensation Committee, Technical Committee and Nominating Committee of the Board have the benefit of qualified and experienced “independent directors”.

The charter of the Nominating Committee requires that all committee members satisfy the applicable independence requirements of the TSX Guidelines and the AMEX Standards. The Nominating Committee is comprised of Messrs. Hobart, Stott, Thompson and Vaughan, all of whom satisfy the independence requirements of the TSX Guidelines and the AMEX Standards. The Nominating Committee met two times in 2004.

Director Nominations.

The Board will consider all potential candidates for nomination by the Board for election as directors who are recommended by the Corporation’s shareholders, directors, officers, and employees. The Committee has adopted written procedures to be followed by shareholders in submitting such recommendations. Candidates proposed by shareholders will be evaluated by the Nominating Committee in the same manner as candidates which are not proposed by shareholders. While shareholders may propose director nominees at any time, the Corporation must receive the required notice (described below) on or before the date set forth in the prior year’s annual proxy statement under the heading “Shareholder Proposals” in order to be considered by the Nominating Committee in connection with the Corporation’s next annual meeting of shareholders.

Shareholders wishing to recommend a director candidate to serve on the board may do so by providing advance written notice to the Chairman of the Nominating Committee which identifies the candidate and includes the information described below. The notice should be sent to the following address by the dates set forth under “Shareholder Proposals”: Apollo Gold Corporation, 5655 South Yosemite Street, Suite 200, Greenwood Village, Colorado, 80111-3220.

The notice shall contain the following information:

•	The name of the nominating shareholders and the address, phone number and e-mail address at which the nominating shareholders can be contacted.

•	Evidence of the number of the Corporation’s Common Shares held by the nominating shareholders, a statement of how long the nominating shareholders have held those Shares, and a statement that the nominating shareholders will continue to hold those Shares at least through our next annual meeting of shareholders.

•	The candidate’s full name, together with the address, phone number and e-mail address at which the candidate can be contacted.

•	A statement of the candidate’s qualifications and experiences, and any other qualities that the nominating shareholders believe that the candidate would bring to the Board.

•	A description of all arrangements or understandings, if any, between the shareholders and the candidate and any other person or persons with respect to the candidate’s proposed service on the Board.

•	The candidate’s resume, which must include at a minimum a detailed description of the candidate’s business, professional or other appropriate experience for at least the last ten (10) years, a list of other boards of directors of public companies on which the candidate currently serves or on which he or she served in the last ten (10) years, and undergraduate and post-graduate educational information.

•	A written statement, signed by the candidate, agreeing that if he or she is selected by the Committee and the board, he or she will (i) be a nominee for election to the board, (ii) provide all information necessary for us to include in our proxy statement under applicable SEC or AMEX rules, and (iii) serve as a director if he or she is elected by shareholders.

•	Any additional information that the nominating shareholders believe is relevant to the Committee’s consideration of the candidate.

The Nominating Committee may employ any of the following procedures in identifying nominees to serve as directors of the Corporation: (a) evaluating persons suggested by shareholders or others, (b) conducting inquiries into background and qualifications; (c) retaining a search firm, (c) obtaining advice and assistance from internal or external legal, accounting, or other advisors, and (d) other procedures appropriate to the character of the expertise or other director characteristic needed on the Board in any specific situation.

The Board has adopted the following series of minimum qualifications and specific qualities and skills for the Corporation’s directors, which will serve as the basis upon which potential director candidates are evaluated by the Nominating Committee:

•	integrity;

•	commitment to devoting necessary time and attention to his or her duties to the Corporation;

•	independence;

•	business experience;

•	specialized skills or experience;

•	diversity of background and experience (including race, ethnicity, international, gender and age);

•	possible conflicts of interest; and

•	other criteria appropriate to the character of the expertise or other director characteristic needed on the Board in any specific situation.

The Nominating Committee did not receive any recommendations from shareholders regarding candidates to serve on the Board of the Corporation for this Meeting.

EXECUTIVE COMPENSATION

Compensation of Directors

How was the Board Compensated in 2004?

Number of directors at April 12, 2005: 7 (6 non-employee, 1 management)

Directors’ compensation is paid only to non-employee directors

Annual retainer: US$7,500 per year in 2004, payable as to US$1,875 per calendar quarter

Board meeting fee: US$1,000 per meeting; if attended telephonically US$500 per meeting

Annual retainer of Chairman: US$5,000, payable as to US$1,250 per calendar quarter

Committee meeting fee: US$750 per meeting; if attended telephonically US$500 per meeting

Committee Chair retainers: US$3,000 per year, payable as to US$750 per calendar quarter

Travel fee: US$250 per travel day, other than a day on which a meeting occurs

Reimbursements: related travel and out-of-pocket expenses

The compensation entitlements referred to above were adopted by the Board effective July 1, 2002. Directors of the Corporation are also eligible to receive options to acquire shares of the Corporation. The number of options is determined by the Board after reviewing the recommendations of the Compensation Committee.

Summary of Board and Committee Meetings Held

For the 12-month period ended December 31, 2004

Board	12
Audit and Finance Committee	8
Compensation Committee	4
Technical Committee	5
Nominating Committee	2

Total number of meetings held	31

Summary of Attendance of Directors

For the 12-month period ended December 31, 2004
Director	Board meetings attended	Committee meetings attended

G. Michael Hobart	12 of 12	6 of 6
R. David Russell	12 of 12	5 of 5
Gerald J. Schissler(1)	11 of 11	14 of 14
Charles Stott	12 of 12	11 of 11
G. W. (Bill) Thompson	12 of 12	14 of 14
W. S. (Steve) Vaughan	12 of 12	6 of 6
Robert A. Watts	9 of 12	11 of 13

(1)	Mr. Schissler resigned from the Board effective December 1, 2004.

Executive Officers and Executive Compensation

Executive Officers

Set forth below is certain information concerning the Named Executive Officers and other executive officers of the Corporation.

Name	Age	Position
R. David Russell	49	President and Chief Executive Officer

Melvyn Williams	56	Chief Financial Officer and Senior Vice President – Finance and Corporate Development

David Young	51	Vice President - Business Development

Richard F. Nanna	55	Vice President - Exploration

Donald W. Vagstad	53	Vice President - Legal, General Counsel and Secretary

Wade W. Bristol	46	Vice President - U.S. Operations

James T. O’Neil	61	Vice President - Finance

Donald O. Miller	58	Vice President – Human Resources and Administration

R. David Russell

David Russell has been the Corporation’s President and Chief Executive Officer since June 2002. Prior to the amalgamation of International Pursuit Corporation and Nevoro Gold Corporation in June 2002, Mr. Russell was a founder in January 2002 of Nevoro Gold Corporation, a private Ontario company, and served as its President from February to June 2002. Mr. Russell was an independent mining consultant from December 1999 to 2002. From January 1995 to December 1999, he was Vice President and Chief Operating Officer of Getchell Gold, a Nevada gold producer. At Getchell, Mr. Russell oversaw the Getchell open pit as well as the development of two underground mechanized mines and a complex pressure oxidation mill for ore processing. Mr. Russell was also a very involved team member in Getchell’s initial public offering and secondary offerings as well as the evaluation and negotiations associated with Placer Dome’s US$1.1 billion acquisition of Getchell in May 1999. Prior to Getchell, Mr. Russell was General Manager of U.S. operations for LAC Minerals and after its acquisition by Barrick Gold, he served in the same capacities for Barrick. His responsibilities included operations at various mines in the western U.S. including the Bullfrog Mine in Nevada; the Richmond Hill Mine located near Lead, South Dakota; the Ortiz Project near Santa Fe, New Mexico; and the Coliseum reclamation project in California. Prior to LAC/Barrick, Mr. Russell was Manager Underground Mining for Independence Mining in Nevada, Project Manager for Hecla Mining in Idaho, Manager of the Lincoln Project in California for FMC/Meridian Gold and Mine Manager for ASARCO in Idaho and Colorado. Mr. Russell is a mining engineer from Montana Tech. Mr. Russell also serves as a director of Idaho General Mines.

Melvyn Williams

Melvyn Williams has served as our Chief Financial Officer since January 2005 and as our Senior Vice President-Finance and Corporate Development since March 2004. From 2000 to 2003, he served as Chief Financial Officer of TVX Gold Inc., a gold mining company with five operating mines and an advanced development project in Greece, with an annual gold production of 250,000 ounces. From 1997 to 2000, Mr. Williams served as Vice President -

Finance of TVX Gold Inc., where he was primarily responsible for the company’s Greek operations and developments. In 1995, he served as a financial executive for Star Mining Corporation, an Australian-listed company with a 35% interest in Lenzoloto JSC, a Russian gold producer, where he was responsible for overseeing the development of all aspects of a gold mining joint venture. In 1994, Mr. Williams served as Vice President - Finance of LAC North America, a gold mining company with annual gold production of 800,000 ounces, where he created and managed a new financial and management team. From 1989 to 1994, he was the Executive Director of Riominas LDA, a subsidiary of The RTZ Corporation (a multinational mining house), and was a Chief Accountant for Rossing Uranium, a subsidiary of The RTZ Corporation, from 1977 to 1989. Mr. Williams is a Chartered Certified Accountant, and received an MBA from Cranfield in 1988.

David K. Young

David K. Young has been our Vice President-Business Development since May 2003. From June 2002 to May 2003, Mr. Young was our Vice President-Mining and Engineering. From March 2002 to June 2002, Mr. Young served as Vice President-Operations of Apollo Gold, Inc. From March 2000 to March 2002, he was an independent consultant to U.S. mining companies and consulting firms on precious and base metal projects in the western U.S. and South America. From 1984 to March 2000, Mr. Young worked for ASARCO, Inc. in senior operating roles at the Troy mine and its other underground silver projects in Montana. Mr. Young has also worked as a research and development chemist. Mr. Young is a mining engineer, P.E., from the Colorado School of Mines.

Richard F. Nanna

Richard F. Nanna has been our Vice President-Exploration since our Plan of Arrangement in June 2002. Mr. Nanna was a founder of Nevoro Gold Corporation in January 2002 and served as its Vice President-Exploration from February to June 2002. From 1999 to 2002 Mr. Nanna worked as an independent consultant. From 1983 to 1999, Mr. Nanna served as Vice President of Getchell Gold, where he was involved with the Getchell property from its initial development in 1983 to the property’s sale to Placer Dome in 1999. Mr. Nanna is credited with leading the team that discovered 18.5 million ounces on the property, 2.5 of which was mined, 6.5 in reserves and 9.5 in resources. Prior to Getchell, Mr. Nanna worked as a geologist for precious and base metals, industrial minerals and uranium. Mr. Nanna has also worked as an engineer and instructor. He received a MS in Geology from Akron University in Ohio.

Donald W. Vagstad

Donald W. Vagstad has served as our Vice President-Legal, General Counsel and Secretary since our Plan of Arrangement in June 2002. From February 1999 to June 2002, Mr. Vagstad was the Vice President-Legal, General Counsel and Secretary of Apollo Gold, Inc., prior to its becoming Apollo Gold Corporation’s subsidiary. From 1996 to February 1999, he served as the Associate General Counsel and Assistant Secretary for Pegasus Gold Inc. From 1993 to 1996, Mr. Vagstad operated a private law practice. From 1987 to 1993, Mr. Vagstad served in several positions, ending as General Counsel-Corporate Division, for Collin & Aikman Co. and its predecessor companies in Santa Monica, California. He began his career by serving as an attorney with Sheppard, Mullin, Richter & Hampton, a California law firm, from 1980 to 1987. From 1982 to 1983, Mr. Vagstad served on detached assignment with Anderson, Mori & Rabinowitz in Tokyo, Japan, under that law firm’s foreign attorney exchange program. Mr. Vagstad has been admitted to practice law in the States of California, Colorado, Oregon and Washington. He graduated summa cum laude from the University of Minnesota School of Liberal Arts with a BA in Geography in 1977 and from the University of Minnesota School of Law, cum laude, with a Juris Doctor degree in 1980.

Wade W. Bristol

Wade W. Bristol has been our Vice President-United States Operations since May 2003. From December 2002 to May 2003 Mr. Bristol served as our Vice President-Investor Relations and Corporate Development. From May 2000 to November 2002, Mr. Bristol was a financial advisor for Prudential Securities, from January to April 2000 he was an independent consultant, and from 1997 to 1999, Mr. Bristol was the general manager of Getchell Gold’s Nevada mining operations. He received a B.S. in mining engineering from Montana Tech in Montana.

James T. O’Neil

James T. O’Neil has served as our Vice President - Finance since January 2005. From May 2004 to January 2005, he served as our Vice President - Internal Audit and Risk Management. From 2001 to 2003, he served as Vice President – Finance and Administration of Americas Mining Inc. a multi national mining company and the world’s third largest copper producer. From 2000 to 2001, Mr. O’Neil served as Controller of ASARCO Incorporated a multi national metal mining and processing company. From 1997 to 1999 Mr. O’Neil was the Director of Field Accounting for ASARCO Incorporated responsible for the Financial, Materials Management and Information Systems for 16 operating units. From 1973 to 1996 Mr. O’Neil held various senior level positions in the finance and accounting area with ASARCO Incorporated. Mr. O’Neil is a Certified Management Accountant (CMA), He received an B.S. in Production Management and has a MBA in Accounting from Arizona State University.

Donald O. Miller

Donald O. Miller has served as our Vice President-Human Resources and Administration since March 2004. From January 2000 to October 2003, he owned and operated a family business in Henderson, Nevada. Mr. Miller held the position of Vice President and Chief Administrative Officers with Getchell Gold Corporation from April 1995 to December 1999. Prior to this assignment, from April 1992 to April 1995, he was Principal for GEM 2000, an international management consulting firm specializing in Latin America. Mr. Miller was Vice President, Employee Relations with Newmont Mining Company from April 1990 to April 1992. He served in the capacity of Vice President Human Resources, Cyprus Coal Company and General Manager, Compensation and Benefits, Cyprus Minerals Company from September 1985 to April 1990. From January 1980 to September 1985, Mr. Miller served as Manager, Developing Properties and as Manager, Labor Relations with Anaconda Mining Company, a wholly-owned subsidiary of Atlantic Richfield Company. Mr. Miller held various positions in minesite operations, labor relations and new mine development from 1972 to 1980 with Anaconda Copper Company. Mr. Miller is a veteran of the Vietnam War, having served in the US Army from 1968 to 1971. Mr. Miller graduated from the University of Arizona with a BS in Business and Labor Relations in 1968 and received his MBA from the University of Phoenix in 1985.

Summary Compensation Table for Named Executive Officers

The following table, presented in accordance with the applicable securities laws, sets forth all compensation paid in respect of the individuals who were, at December 31, 2004, the Chief Executive Officer, the Chief Financial Officer and the next three mostly highly compensated executive officers of the Corporation (collectively the “Named Executive Officers”) whose total salary and bonus was in excess of $150,000 per annum. Securities legislation provides that the Named Executive Officers are determined on the basis of the total cash compensation (salary and annual bonus) earned in the fiscal year 2004 starting January 1, 2004 and ending December 31, 2004.

					Long-Term
			Annual Compensation		Compensation(6)
				Other Annual	Securities Under
				Compensation	Options
		Salary	Bonus (2)	(3)	Granted(4)(5)	All Other
Name and Principal Position	Year	($)	($)	($)	(#)	Compensation(6)($)

R. David Russell	2004	344,615	100,000	15,000	Nil	14,134

President and Chief Executive Officer	2003	285,385	100,000	15,000	250,000	207,080	(7)

	2002	202,702	50,000	15,000	425,403	229,774	(8)

R. Llee Chapman(9)	2004	192,115	51,500	10,000	Nil	8,261

Vice President and Chief	2003	181,923	50,000	10,000	250,000	9,568

Financial Officer	2002	88,112	40,000	10,000	215,829	2,934

Richard F. Nanna	2004	186,827	81,500	15,000	Nil	5,603

Vice-President, Exploration	2003	160,000	80,000	15,000	200,000	171,000	(10)

	2002	157,973	30,000	15,000	444,868	190,212	(11)

Wade Bristol (12)	2004	166,058	51,500	10,000	Nil	5,898

Vice-President of Operations	2003	99,231	Nil	10,000	Nil	2,197

David Young (13)	2004	153,125	36,500	10,000	Nil	6,762

Vice-President, Business	2003	135,577	35,000	10,000	100,000	10,071

Development	2002	93,701	30,000	10,000	167,659	1,082

(1)	The Corporation has not granted any stock appreciation rights (SAR) or other long term incentive plan (LTIP) awards.

(2)	Includes bonuses earned for the fiscal year whether or not paid in the fiscal year.

(3)	Unless otherwise stated, the figures disclosed in this column represent an annual automobile allowance for each individual provided in his employment agreement.

(4)	Options granted in the 2002 fiscal year refer to options granted pursuant to the Plan of Arrangement Stock Option Plan to purchase Common Shares at a price of US$0.80 per share, of which 50% vested on December 31, 2002 and the balance, after certain deductions were made for failure to meet certain goals and objectives, vested effective on December 31, 2003. The amount of options shown reflect the net number of options which vested, after all applicable deductions were made. See “Plan of Arrangement Stock Option Plan”.

(5)	Options granted in the 2003 fiscal year refer to options granted pursuant to the Stock Option Incentive Plan to purchase Common Shares at a price of US$2.24, vesting over a two year period at the rate of 50% on each of the first and second anniversaries of the date of grant.

(6)	The following amounts shown as all other compensation represent employer contributions to the Corporation’s 401(k) Plan for 2004, 2003 and 2002, respectively: $13,000, $9,450 and $1,774 for Mr. Russell; $7,685, $8,992 and $2,934 for Mr. Chapman; $3,952, $7,830 and $2,112 for Mr. Nanna; $5,394 and $10,096 for Mr. Bristol; and $6,072, $9,450 and $1,082 for Mr. Young. In the following instances, these amounts include amounts paid in respect of employer contributions for the previous year: the 2003 amount for Mr. Chapman includes $1,004 paid in respect of contributions for 2002; the 2003 amount for Mr. Nanna includes $4,950 in respect of contributions for 2002; and the 2004 and 2003 amounts for Mr. Bristol include $4,922 and $2,265 in respect of contributions for 2003 and 2002, respectively. The following amounts shown as all other compensation for 2003 represent life insurance premiums paid on behalf of named executive as follows: $1,134 for Mr. Russell; $576 for Mr. Chapman; $1,651 for Mr. Nanna; $504 for Mr. Bristol; and $690 for Mr. Young.

(7)	This figure is expressed in U.S. dollars and represents the value of 100,000 Common Shares which vested effective December 31, 2003 and were issuable to Mr. Russell effective March 10, 2004 pursuant to the terms of the Plan of Arrangement. The closing price of the Common Shares on the AMEX on March 10, 2004 was US$1.97.

(8)	This figure is expressed in U.S. dollars and represents the value of 100,000 Common Shares issuable to Mr. Russell effective December 31, 2002 pursuant to the terms of the Plan of Arrangement. The closing price of the Common Shares on the TSX on December 31, 2002 was US$2.28.

(9)	Mr. Chapman’s 2002 compensation reflects approximately 9 months employment. Mr. Chapman resigned as the Chief Financial Officer and Vice President - Finance of the Corporation effective December 31, 2004, and resigned as the Controller and Treasurer of the Corporation effective March 31, 2005.

(10)	This figure is expressed in U.S. dollars and represents the value of 82,500 Common Shares which vested effective December 31, 2003 and were issuable to Mr. Nanna effective March 10, 2004 pursuant to the terms of the Plan of Arrangement. The closing price of the Common Shares on the AMEX on March 10, 2004 was US$1.97.

(11)	This figure is expressed in U.S. dollars and represents the value of 82,500 Common Shares issuable to Mr. Nanna effective December 31, 2002 pursuant to the terms of the Plan of Arrangement. The closing price of the Common Shares on the TSX on December 31, 2002 was US$2.28.

(12)	Mr. Bristol compensation for the 2003 fiscal year reflects approximately 8 months employment.

(13)	Mr. Young’s compensation for the 2002 fiscal year reflects approximately 9 months employment.

Stock Option Plans

Stock Option Incentive Plan

The purpose of the Stock Option Incentive Plan is to develop the interest of the senior officers, directors and key employees of the Corporation and its subsidiaries and affiliates, as well as any other person or company engaged to provide ongoing management and consulting services to the Corporation or to its subsidiaries and affiliates (“Participants”).

The Compensation Committee administers the Stock Option Incentive Plan has broad authority to fix the terms and conditions of individual agreements with Participants, including the duration of the award and any vesting requirements, subject to requirements of applicable regulatory authorities. The Stock Option Incentive Plan permits the Board of Directors to grant options for the purchase of Common Shares of the Corporation for a term of up to 10 years. The number of Common Shares granted pursuant to each option is determined in the discretion of the Board of Directors, provided that in the case of any one person, the aggregate number of Common Shares reserved for issuance may not exceed 5% of the Common Shares outstanding at the time of the grant.

In accordance with the provisions of the Stock Option Plan, the option price and the terms and conditions on which the options may be exercised are set out in written stock option agreements, in the form approved by the Board, entered into by the Corporation and each option holder. Under the Stock Option Incentive Plan, the option price is determined by the Board, provided that the price is not less than the closing price of the Common Shares on the stock exchanges where they are traded on the trading day immediately preceding the date of the grant and if there be no sale on such trading day, then the average of the closing bid and ask prices on such trading day. The options are not transferable and terminate on the earlier of the expiry date and the date that the optionee ceases to be eligible for any reason whatsoever, other than death. In the event of death, the option is fully exercisable by the optionee’s legal representative on the earlier of the expiry date and one year from the date of death. Option agreements approved by the Board may provide that all or any part of the options that are outstanding upon the occurrence of a change of control may continue to be exercised by the holder for such extended period up to and including the normal expiry date of such options

The Stock Option Incentive Plan may be amended by the Board, subject to approval of the shareholders as well as the TSX and the AMEX, and subject to compliance with applicable legislation.

Subject to compliance with applicable corporate and securities laws, the Board may at any time authorize the Corporation to loan money to a Participant in order to assist him or her to exercise options granted under the Stock Option Incentive Plan. Such loan shall be provided on a non-recourse basis, shall be non-interest bearing and shall be on such other terms and conditions to be determined from time to time by the Board. The Board has not loaned any money to Participants and has no intention to do so in the future.

The Board has approved certain amendments to the Stock Option Incentive Plan, which must be approved by shareholders at the Meeting to be effective. Please see “Particulars of Matters to be Acted Upon – Proposal #3 - Amendments to Stock Option Incentive Plan” of this Circular.

Plan of Arrangement Stock Option Plan

The purpose of the Plan of Arrangement Stock Option Plan is to develop the interest of the senior officers, directors and key employees of the Corporation and its subsidiaries and affiliates, as well as any other person or company engaged to provide ongoing management and consulting services to the Corporation or to its subsidiaries and affiliates.

The Plan of Arrangement Stock Option Plan authorizes the issuance of up to 2,780,412 Common Shares at an exercise price of U.S.$0.80 per share. In 2002, all of such 2,780,412 options were granted to eligible persons, at an exercise price of US$0.80 per share, for a term of five years expiring on June 25, 2007. The options granted pursuant to the terms of the Plan of Arrangement Stock Option Plan vest over a period of two years and are subject to deduction if certain goals and objectives are not attained. Such goals and objectives include, but are not limited to, attaining or exceeding certain budgeted goals for gold sales, cash production costs and increasing the proven and probable gold reserves of the Corporation. For the year ended December 31, 2002, such goals and objectives were met. Accordingly, an aggregate of 1,390,206 options, representing 50% of the options granted under the Plan of Arrangement Stock Option Plan vested effective December 31, 2002.

For the year ended December 31, 2003, all of the goals and objectives established for the Florida Canyon Mine and the Exploration department were met. Accordingly, an aggregate of 271,091 options, representing 100% of the previously unvested options granted to Florida Canyon Mine and Exploration department employees under the Plan of Arrangement Stock Option Plan, vested thereunder effective December 31, 2003. Some, but not all of the goals and objectives established for the Montana Tunnels Mine for the year ended December 31, 2003 were met, resulting in the cancellation of 10,252 options granted to Montana Tunnels Mines employees. Accordingly, an aggregate of 29,368 options, representing 75% of the previously unvested options granted to Montana Tunnels Mine employees under the Plan of Arrangement Stock Option Plan, vested thereunder effective December 31, 2003. In addition, an aggregate of 120,392 options granted to directors and senior officers of the Corporation were cancelled effective December 31, 2003 for failure of the Corporation to meet certain goals and objectives. Accordingly, an aggregate of 556,082 options, representing 80% of the previously unvested options granted to such officers and directors under the Plan of Arrangement Stock Option Plan, vested thereunder effective December 31, 2003.

At December 31, 2004, there were 1,904,756 outstanding options under the Plan of Arrangement Stock Option Plan, all of which are currently vested. To date, there have been 557,760 options exercised under the Plan of Arrangement Stock Option Plan and 317,986 options forfeited under the Plan of Arrangement Stock Option Plan.

2004 Stock Option Grants

     There were no grants of options to purchase Common Shares pursuant to the Stock Option Incentive Plan to the Named Executive Officers during the year ended December 31, 2004.

Aggregated Options Exercised During Most Recently Completed Financial Year
And Option Values At Financial Year-End

The following table shows the aggregate number of options each Named Executive Officer now holds and the value of these options based on the closing price of the Common Shares as at December 31, 2004, which was US$082.

	Securities	Aggregate				Value of unexercised in-the-
	acquired on	value	Unexercised options at December 31,			money options at December 31,
	exercise	realized		2004 (#)		2004 ($)(1)
Name	(#)	($)	Exercisable		Unexercisable	Exercisable	Unexercisable
R. David Russell	Nil	Nil	600,403		125,000	$8,508	Nil
R. Llee Chapman	Nil	Nil	440,829		125,000	$4,317	Nil
Richard F. Nanna	Nil	Nil	544,868		100,000	$8,897	Nil
Wade Bristol	Nil	Nil	100,000		Nil	Nil	Nil
David Young	Nil	Nil	217,659		50,000	$3,353	Nil

(1) On December 31, 2004, the last trading day of the year, the closing price of the Common Shares on the AMEX was US$0.82. The value of unexercised in the money options was calculated based on the difference between the market value of the Common Shares underlying the options at December 31, 2004, being US$0.82 and the exercise price of the options.

Management Agreements with Named Executive Officers

Current Executive Officers

R. David Russell, President and Chief Executive Officer

David Russell was President and Chief Executive Officer of Nevoro Gold Corporation from April 1, 2002, until June 25, 2002 (the “Effective Date”) whereupon he was appointed President and Chief Executive Officer of the Corporation. The Corporation has assumed the terms and conditions of an employment agreement dated as of the 1st day of April, 2002, between Mr. Russell and Nevoro Gold Corporation. Pursuant to such employment agreement, as amended, Mr. Russell receives a minimum annual base salary of US$340,000 and a discretionary annual cash bonus based on the Corporation’s performance. Mr. Russell is entitled to receive an automobile allowance of US$15,000 per annum and an allowance for social/sports club membership of US$5,000 per annum. Mr. Russell was entitled to receive, pursuant to the terms of the Plan of Arrangement and his employment agreement, 200,000 Common Shares of the Corporation of which 50% vested effective December 31, 2002 and the remaining 50% vested effective December 31, 2003.

Mr. Russell’s employment agreement provides that in the event of the termination of his employment without cause or upon a change of control of the Corporation, he will be entitled to receive 36 months salary, together with a payment equal to 50% of the bonus entitlement for each year and any other compensation to which he would otherwise have been entitled during such 36-month period, such payments to be calculated on a grossed-up basis. Pursuant to the terms of Mr. Russell’s employment agreement, any options granted to Mr. Russell shall immediately vest if his employment is terminated without cause or upon a change of control. Pursuant to the terms of Mr. Russell’s employment agreement, a change of control is a change in the beneficial ownership of 20% or more of the issued and outstanding shares of the Corporation.

Melvyn Williams, Chief Financial Officer and Senior Vice President – Finance and Corporate Development

Pursuant to an employment agreement with the Corporation, as amended, Mr. Williams receives a minimum annual base salary of US$200,000 and a discretionary annual cash bonus based on the Corporation’s performance. Mr. Williams is entitled to receive an automobile allowance of US$10,000 per annum.

Mr. William’s employment agreement provides that in the event of the termination of his employment without cause or upon a change of control of the Corporation, he will be entitled to receive 24 months salary, together with a payment equal to 50% of the bonus entitlement for each year and any other compensation to which he would otherwise have been entitled during such 24-month period, such payments to be calculated on a grossed-up basis. Pursuant to the terms of Mr. William’s employment agreement, any options granted to Mr. Williams shall immediately vest if his employment is terminated without cause or upon a change of control. Pursuant to the terms of Mr. William’s employment agreement, a change of control is the occurrence, within a single transaction or series of related transactions occurring within the same 12-month period, of a change in the identity of persons who individually or collectively hold rights to elect, or to approve the election of, a majority of the members of the Board, including, without limitation, transactions consisting of one or more sales or other transfers of assets or equity securities, mergers, consolidations, amalgamations, reorganizations, or any similar transactions.

Richard F. Nanna, Vice President - Exploration

Richard Nanna was Vice President, Exploration of Nevoro Gold Corporation from April 1, 2002, until the Effective Date whereupon he was appointed Vice President, Exploration of the Corporation. The Corporation has assumed the terms and conditions of an employment agreement dated as of the 1st day of April, 2002, between Mr. Nanna and Nevoro Gold Corporation. Pursuant to such employment agreement, as amended, Mr. Nanna receives a minimum annual base salary of US$185,000 and a discretionary annual cash bonus based on the Corporation’s performance. Mr. Nanna is entitled to receive an automobile allowance of US$15,000 per annum and an allowance for social/sports club membership of US$5,000 per annum. Mr. Nanna was entitled to receive, pursuant to the terms of the Plan of Arrangement and his employment agreement, 165,000 Common Shares of the Corporation of which 50% vested effective December 31, 2002 and the remaining 50% vested effective December 31, 2003.

Mr. Nanna’s employment agreement provides that in the event of the termination of his employment without cause or upon a change of control of the Corporation, his employment will be deemed to have been terminated and he will be entitled to receive 36 months salary, together with a payment equal to 50% of the bonus entitlement for each year and any other compensation to which he would otherwise have been entitled during such 36-month period, such payments to be calculated on a grossed-up basis. Pursuant to the terms of Mr. Nanna’s employment agreement, any options granted to Mr. Nanna shall immediately vest if his employment is terminated without cause or upon a change of control. Pursuant to the terms of Mr. Nanna’s employment agreement, a change of control is a change in the beneficial ownership of 20% or more of the issued and outstanding shares of the Corporation.

Wade W. Bristol, Vice President - Operations

Pursuant to an employment agreement with the Corporation, as amended, Mr. Bristol receives a minimum annual base salary of US$165,000 and a discretionary annual cash bonus based on the Corporation’s performance. Mr. Bristol is entitled to receive an automobile allowance of US$10,000 per annum.

Mr. Bristol’s employment agreement provides that in the event of the termination of his employment without cause or upon a change of control of the Corporation, his employment will be deemed to have been terminated and he will be entitled to receive 24 months salary, together with a payment equal to 50% of the bonus entitlement for each year and any other compensation to which he would otherwise have been entitled during such 24-month period, such payments to be calculated on a grossed-up basis. Pursuant to the terms of Mr. Bristol’s employment agreement, any options granted to Mr. Bristol shall immediately vest if his employment is terminated without cause or upon a change of control. Pursuant to the terms of Mr. Bristol’s employment agreement, a change of control is the occurrence, within a single transaction or series of related transactions occurring within the same 12-month period, of a change in the identity of persons who individually or collectively hold rights to elect, or to approve the election of, a majority of the members of the Board, including, without limitation, transactions consisting of one or more sales or other transfers of assets or equity securities, mergers, consolidations, amalgamations, reorganizations, or any similar transactions.

David Young, Vice President - Corporate Development and Technical Services

David Young was Vice President, Mining Operations of Nevoro Gold Corporation from May 24, 2002, to the Effective Date whereupon he was appointed Vice President, Mining Operations of the Corporation. He assumed that position until May, 2003 when he was appointed as Vice-President, Corporate Development and Technical Services. The Corporation has assumed the terms and conditions of an employment agreement dated as of the 24th day of May, 2002, between Mr. Young and Nevoro Gold Corporation. Pursuant to such employment agreement, as amended, Mr. Young receives a minimum annual base salary of US$150,000 and a discretionary annual cash bonus based on the Corporation’s performance. Mr. Young is entitled to receive an automobile allowance of US$10,000 per annum.

Mr. Young’s employment agreement provides that in the event of the termination of his employment without cause or upon a change of control of the Corporation, his employment will be deemed to have been terminated and he will be entitled to receive 24 months salary, together with a payment equal to 50% of the bonus entitlement for each year and any other compensation to which he would otherwise have been entitled during such 24-month period, such payments to be calculated on a grossed-up basis. Pursuant to the terms of Mr. Young’s employment agreement, any options granted to Mr. Young shall immediately vest if his employment is terminated without cause or upon a change of control. Pursuant to the terms of Mr. Young’s employment agreement, a change of control is a change in the beneficial ownership of 20% or more of the issued and outstanding shares of the Corporation.

Former Executive Officers

R. Llee Chapman

On January 24, 2005, R. Llee Chapman resigned from his position as Chief Financial Officer of the Corporation effective March 31, 2005. Mr. Chapman will receive a severance package payable over the next 12 months that will equate to one year’s salary on a “grossed-up” basis for federal and state tax purposes. In addition, Mr. Chapman will be entitled to a bonus payment if the executive management of the Corporation receives a bonus before March 31, 2006, such bonus being equal to the average percentage bonus given to his peers; this bonus will not be “grossed-up” for federal and state tax purposes.

Mr. Chapman will be entitled to exercise any options he holds under the Stock Option Incentive Plan until June 30, 2005 and under the Plan of Arrangement Stock Option Plan until March 31, 2006.

Indebtedness of Directors and Officers

No director or officer of the Corporation, and no associate of any director or officer of the Corporation, was indebted to the Corporation at any time during the year ended December 31, 2004.

Equity Compensation Plan Information

     The following table provides information about the shares of our Common Stock that may be issued upon the exercise of options or warrants under all of our existing equity compensation plans as of December 31, 2004, including the Stock Option Incentive Plan and the Plan of Arrangement Stock Option Plan.

	(a)	(b)
	Number of	Weighted-	(c)
	securities to be	average	Number of securities remaining
	issued upon	exercise	available for future issuance
	exercise of	price of	under equity compensation
	outstanding options	outstanding	plans (excluding securities
Plan Category	(#)	options ($)	reflected in column (a)) (#)
Equity compensation plans approved by security holders:

Stock Option Incentive Plan	2,196,300	$2.10	2,609,604
Plan of Arrangement Stock Option Plan	1,904,756	$0.80	0

Equity compensation plans not approved by security holders	0	N/A	0

Total	4,101,056	—	2,609,604

Performance Graph

The following graph compares the total cumulative shareholder return for $100 invested in Common Shares with the cumulative total return of the S&P/TSX Composite Index and the S&P/TSX Gold & Precious Minerals Index during the five most recently completed financial years of the Corporation. During the period, the total cumulative shareholder return for $100 invested in Common Shares was $32 as compared to $127 for the S&P/TSX Composite Index and $127 for the S&P/TSX Gold & Precious Minerals Index.

(1)	Effective June 25, 2002, International Pursuit Corporation consolidated its common shares on a 1:43.57 basis and amalgamated with Nevoro Gold Corporation to form Apollo Gold Corporation, the shares of which commenced trading on the TSX on July 3, 2002.

Directors’ and Officers’ Insurance

The Corporation has directors’ liability insurance for the directors and officers of the Corporation and its subsidiaries. The aggregate annual premium is US$191,192.40. The annual insurance coverage under the applicable policy is limited to US$5,000,000 per policy year with an additional US$5,000,000 excess coverage per year.

There is a US$250,000 deductible provision for any claim made by the Corporation. The limit does not apply claims by any director or officer.

Interests of Insiders and Others in Material Transactions

Except as set forth hereafter and in the employment agreements and stock option grants described elsewhere in this Circular, no director, senior officer or associate of a director or senior officer nor, to the best knowledge of the directors or senior officers of the Corporation after having made reasonable inquiry, any person or company who beneficially owns, directly or indirectly, voting securities of the Corporation carrying more than ten (10%) percent of the voting rights attached to any class of voting securities of the Corporation outstanding at the date hereof, or any associate or affiliate thereof, has any interest in any material contracts to which the Corporation is a party.

In 2004 the Corporation paid US$796,000 for consulting services comprised of the following: US$6,000 to Surradial, an entity owned by the brother of R. David Russell, the President and Chief Executive Officer of the Corporation. In 2004, the Corporation paid Fogler, Rubinoff LLP and McMillan Binch LLP, collectively, US$595,000, in respect of legal services provided to the Corporation. Mr. Hobart, a director of the Corporation, is a partner at Fogler, Rubinoff LLP and Mr. Vaughan, a director of the Corporation, is a partner at McMillan Binch LLP. In addition, in 2004, the Corporation paid Silicon Valley Law Group US$195,000 in respect of legal services provided to the Corporation. A shareholder of Silicon Valley Law Group is the brother of Mr. R. Llee Chapman, the Corporation’s Vice President and Chief Financial Officer until January 2005.

The Corporation is of the view that all of the transactions set forth above were made on terms no less favourable to the Corporation than could have been obtained from unaffiliated third parties. The Corporation intends that all material transactions be approved by a majority of the Board, including a majority of the independent directors and be on terms no less favourable to the Corporation than could be obtained from unaffiliated third parties.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Corporation’s officers and directors, and persons who own more than 10% of the Corporation’s Common Shares, to file reports of ownership and changes of ownership of such securities with the United States Securities and Exchange Commission. Based on a review of the Corporation’s records, management believes that all filing requirements applicable to the Corporation’s officers, directors and holders of more than 10% of the Corporation’s Common Shares were complied with during the 2004 fiscal year.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Arthur Andersen LLP was the Corporation’s independent auditor; however, effective June 3, 2002, Arthur Andersen LLP, ceased practicing public accounting. The Corporation engaged Deloitte & Touche LLP as its new independent certified public accountants effective June 17, 2002. Deloitte & Touche LLP independently reaudited the Corporation’s historical financial statements and did not rely on any of Arthur Andersen LLP’s work product.

Our Board of Directors, with the recommendation of the Audit and Finance Committee of the Board of Directors and with the approval of our shareholders, authorized and approved the engagement of Deloitte & Touche LLP. During our three most recent fiscal years and the subsequent period prior to such appointment, we did not consult Deloitte & Touche LLP regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements, nor on any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-B, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-B.

Interest of Certain Persons in Matters to be Acted Upon

No person who was a director or senior officer of the Corporation at any time since the beginning of the Corporation’s last completed financial year, no person who is a proposed nominee for election as a director of the Corporation and no associate or affiliate of any such director, senior officer or proposed nominee has any material interest, direct or indirect, in any matter to be acted upon at the Meeting other than the election of directors of this Circular.

PARTICULARS OF MATTERS TO BE ACTED UPON

Financial Statements

The shareholders will receive and consider the audited consolidated financial statements of the Corporation for the fiscal year ended December 31, 2004, together with the auditor’s report thereon.

Proposal #1 - Election of Directors

Management of the Corporation has nominated six persons for election to the Board. Five of the nominees are members of the Board and have been since the dates indicated below. Management does not contemplate that any of the nominees will be unable to serve as a director. However, if a nominee should be unable to so serve for any reason prior to the Meeting, the persons named in the enclosed form of proxy reserve the right to vote for another nominee in their discretion. Each director elected will hold office until the next annual meeting or until his successor is appointed, unless his office is earlier vacated in accordance with the Business Corporations Act (Yukon), and the by-laws of the Corporation. The persons named in the enclosed form of proxy intend to vote for the election of all of the nominees whose names are set forth below.

The following table and the notes thereto state the names of all persons proposed to be nominated for election as directors, all other positions or offices with the Corporation and its subsidiaries now held by them, their principal occupations or employment, the year in which they became directors of the Corporation, the approximate number of Common Shares beneficially owned, directly or indirectly, by each of them, or over which they exert control or direction as of March 26, 2005.

			Common Shares
			beneficially owned,
			directly or indirectly,
		Year first became	or controlled or
Name and municipality of residence	Present principal occupation	director	directed(1)	Age
G. Michael Hobart(3) (5) Toronto, Ontario	Partner, Fogler, Rubinoff LLP, a law firm	2002	1,000	46
R. David Russell (4) Aurora, Colorado	President and Chief Executive Officer of the Corporation	2002	1,024,525(6)	49
Charles E. Stott (3) (4) (5) Evergreen, Colorado	Independent Mining Consultant	2002	2,000	71
W. S. (Steve) Vaughan (3) (5) Toronto, Ontario	Partner, McMillan Binch LLP, a law firm	2002	Nil	68
Richard P. Graff Evergreen, Colorado	Independent consultant and owner of Graff Consulting Group LLC	2005	Nil	58
Robert W. Babensee Etobicoke, Ontario	Chief Financial Officer, Golden China Resources Corporation	Nominee	Nil	64

(1)	Information regarding Common Shares held does not include Common Shares issuable upon the exercise of options, warrants or other convertible securities of the Corporation.

(2)	A current member of the Audit and Finance Committee.

(3)	A current member of the Compensation Committee.

(4)	A current member of the Technical Committee.

(5)	A current member of the Nominating Committee.

(6)	100 Common Shares are held indirectly by Mr. Russell for the benefit of his minor child.

The principal occupation for the past five years for each of the nominees is set out below.

G. Michael Hobart

Michael Hobart is a partner at Fogler, Rubinoff LLP, Toronto, Ontario where he has practiced corporate and securities law since September 2002. Prior thereto he was a partner of Aylesworth Thompson Phelan O’Brien LLP from 1998 to 2002. He earned a B.A. at McGill University (1982) and a LL.B. at the University of New Brunswick (1985). He has held directorships and senior officer positions with several junior mineral exploration companies in Canada. Mr. Hobart was called to the Ontario Bar in 1987 and is a member of the Canadian Bar Association.

R. David Russell

David Russell has been the Corporation’s President and Chief Executive Officer since June 2002. Prior to the amalgamation of International Pursuit Corporation and Nevoro Gold Corporation in June 2002, Mr. Russell was a founder in January 2002 of Nevoro Gold Corporation, a private Ontario company, and served as its President from February to June 2002. Mr. Russell was an independent mining consultant from December 1999 to 2002. From January 1995 to December 1999, he was Vice President and Chief Operating Officer of Getchell Gold, a Nevada gold producer. At Getchell, Mr. Russell oversaw the Getchell open pit as well as the development of two underground mechanized mines and a complex pressure oxidation mill for ore processing. Mr. Russell was also a very involved team member in Getchell’s initial public offering and secondary offerings as well as the evaluation and negotiations associated with Placer Dome’s US$1.1 billion acquisition of Getchell in May 1999. Prior to Getchell, Mr. Russell was General Manager of U.S. operations for LAC Minerals and after its acquisition by Barrick Gold, he served in the same capacities for Barrick. His responsibilities included operations at various mines in the western U.S. including the Bullfrog Mine in Nevada; the Richmond Hill Mine located near Lead, South Dakota; the Ortiz Project near Santa Fe, New Mexico; and the Coliseum reclamation project in California. Prior to LAC/Barrick, Mr. Russell was Manager Underground Mining for Independence Mining in Nevada, Project Manager for Hecla Mining in Idaho, Manager of the Lincoln Project in California for FMC/Meridian Gold and Mine Manager for ASARCO in Idaho and Colorado. Mr. Russell is a mining engineer from Montana Tech. Mr. Russell also serves as a director of Idaho General Mines.

Charles E. Stott, Jr.

Charles Stott has been since 1995 an independent mining consultant with T.P. McNulty and Associates which provides consulting services to the mineral, metal and chemical industries. Since 2002, he has also served as a member of the Board of Directors of Hazen Research, Inc. Mr. Stott was a director of Getchell Gold Corporation from 1996 to 1999. He was President and Chief Executive Officer of Gold Capital Corporation from 1994 to 1995 and was President and Chief Executive Officer of Horizon Resources Corporation from 1990 to 1993. Mr. Stott served as President and Chief Executive Officer of Amax Gold Inc. from 1986 to 1989.

W.S. (Steve) Vaughan

Steve Vaughan has been a partner of McMillan Binch LLP since February 2002 and is the Chair of its Natural Resources Group. Prior thereto he was a partner of Aird & Berlis LLP from 1974 until February 2002. He has a B.Sc. and a M.Sc. degree in geology as well as a law degree and has worked in or been closely associated with all facets of the mineral exploration, mine finance and securities industries since 1955. Mr. Vaughan is a director and member of the Securities Committee of the Prospectors and Developers Association of Canada, a former director of the Toronto Branch of the Canadian Institute of Mining, Metallurgy and Petroleum and was a member of the joint Toronto Stock Exchange/Ontario Securities Commission Mining Standards Task Force. Mr. Vaughan also serves as a director of Algoma Central Corporation, Consolidated Tanager Limited, Golden China Inc., Platte River Gold Inc. and Western Troy Capital Resources Inc.

Richard P. Graff

Richard P. Graff has over twenty-eight years of experience with PricewaterhouseCoopers LLP, which includes extensive experience with the resources industries, most recently as partner-in-charge of its U.S. mining industry practice, before his retirement in 2001. Since his retirement from PricewaterhouseCoopers, Mr. Graff has been an independent consultant and is the owner of The Graff Consulting Group LLC. Mr. Graff has also worked on numerous special task force groups related to the mining industry, including service as a member of the Mining Industry Working Group of the Emerging Issues Task Force of the Financial Accounting Standards Board

Robert W. Babensee

Robert W. Babensee was as a partner of the national accounting firm BDO Dunwoody LLP from 1984 to 2004 where he practiced as an assurance specialist. Over the past 30 years his professional focus was the natural resource industry. Since February 2005, Mr. Babensee has been the Chief Financial Officer of Golden China Resources Corporation, which is a TSX Venture Exchange listed natural resource company whose operating focus is in Asia. Mr. Babensee earned his CA in Ontario in 1968.

Proposal #2 - Appointment of Auditors

The Board recommends the re-appointment of Deloitte & Touche LLP Chartered Accountants, of Vancouver, British Columbia, the present independent auditors, as the auditors of the Corporation to hold office until the close of the next annual meeting of the shareholders. Deloitte & Touche LLP has served as the Corporation’s independent auditors continuously since 2002. Deloitte & Touche LLP will not attend this Meeting.

The following table shows the aggregate fees billed to the Corporation for professional services by Deloitte & Touche LLP for fiscal years 2004 and 2003 (in Cdn$):

	Fiscal 2004	Fiscal 2003
Audit Fees	$934,500	$721,405

Audit-Related Fees	$275,000	$25,000

Tax Fees	Nil	$9,600

Total	$1,209,500	$756,005

Audit Fees. This category includes the aggregate fees billed for professional services rendered for the audits of our consolidated financial statements for fiscal years 2004 and 2003, for the reviews of the financial statements included in our quarterly reports on Form 10-Q during fiscal 2004 and 2003, and for other services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent auditors that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees,” and generally consist of fees for other engagements under professional auditing standards, accounting and reporting consultations, internal control-related matters, and audits of employee benefit plans.

Tax Fees. This category includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by the independent auditors for tax compliance, tax planning and tax advice. Of these amounts, $0 was related to tax compliance services for review of federal and state tax returns for both 2004 and 2003.

In the past, the Board has reviewed and approved the fees to be paid to the auditors. Such fees have been based upon the complexity of the matters in question and the time incurred by the auditors. Management believes that the fees negotiated in the past with the auditors of the Corporation were reasonable in the circumstances and would be comparable to fees charged by other auditors providing similar services.

As discussed in the “Report of the Audit and Finance Committee” in this Circular, the Audit and Finance Committee has reviewed and considered whether the provision of services other than audit services is compatible with maintaining the auditors’ independence. Commencing in 2003, the Audit and Finance Committee considered and pre-approved expenditure limits for the Corporation’s auditors and reviewed and pre-approved the provision of non-

audit services by the Corporation’s auditors to ensure they are consistent with maintaining the auditor’s independence.

It is intended that on any ballot that may be called relating to the appointment of auditors, the shares represented by proxies in favour of the management nominees will be voted in favour of the appointment of Deloitte & Touche LLP as auditors of the Corporation and the resolution authorizing the directors to fix remuneration of the auditors, unless a shareholder has specified in his proxy that his shares are to be withheld from voting on the appointment of auditors.

Policy on Audit Committee Pre-Approval of Audit and Permissable Non-Audit Services and Independent Auditors

The Audit and Finance Committee has established a policy requiring pre-approval of all audit engagement letters and fees for all auditing services (including providing comfort letters in connection with securities underwritings) and all permissible non-audit services performed by the independent auditors. Such services may be approved at a meeting of the Audit and Finance Committee or by the Chairman of the Audit and Finance Committee, provided that the Chairman present any such pre-approvals to the Audit and Finance Committee at each of its scheduled meetings.

Proposal #3 - Amendments to Stock Option Incentive Plan

The Corporation currently has a Stock Option Incentive Plan which has 4,805,904 Common Shares reserved for issuance pursuant to the granting of stock options of which 2,609,604 remain outstanding. See the section above entitled Stock Options — Stock Option Incentive Plan for further discussion about the Stock Option Incentive Plan.

The Board has approved an amended Stock Option Incentive Plan (the “Amended Plan”) for the Corporation, subject to shareholder and regulatory approval. The purpose of the Amended Plan is to attract and motivate directors, officers, employees of and service providers to the Corporation and its subsidiaries and thereby advance the Corporation’s interests by affording such persons with an opportunity to acquire an equity interest in the Corporation through the stock options. The amendments to the Stock Option Incentive Plan, which are reflected in the Amended Plan, are as follows:

(1)	The number of Common Shares which may be issued pursuant to stock options previously granted under the Stock Option Incentive Plan and those granted under the Amended Plan may not exceed the lesser of: (a) 8% of the issued and outstanding Common Shares, from time to time; and (b) 9,520,645 Common Shares. Under the Stock Option Incentive Plan, 4,805,904 Common Shares were permitted to be issued pursuant to stock options granted.

(2)	The Amended Plan will be submitted to shareholders for approval every three years in order to renew the Amended Plan. Under the Stock Option Incentive Plan, shareholder approval was only required when the plan was amended.

(3)	Under the Amended Plan, the exercise price under stock options granted may either be in Canadian dollars or United States dollars. If the exercise price is in Canadian dollars, the exercise price shall not be lower than the closing price on the Toronto Stock Exchange on the trading day prior to the date of the grant. If the exercise price is in United States dollars, the exercise price shall not be lower than the greater of: (a) the closing price on the American Stock Exchange on the trading day prior to the date of the grant, or (b) the closing price on the Toronto Stock Exchange (such closing price converted into United States dollars using the Bank of Canada noon nominal rate of exchange on the same date as such closing price) on the trading day prior to the date of the grant. Under the Stock Option Incentive Plan, the exercise price was not permitted to be lower than the closing price on the Toronto Stock Exchange on the trading day prior to the date of the grant

New Plan Benefits

No awards will be granted under the Amended Plan until the Corporation receives shareholder approval. It is not possible to predict the individuals who will receive future awards under the Amended Plan or the number of Common Shares covered by any future award because such awards are wholly within the discretion of the Compensation Committee.

Attached hereto as Schedule “B” is the Amended Plan.

The Board is requesting shareholders to pass, with or without variation, the following resolution (the “Stock Option Plan Resolution”):

BE IT RESOLVED THAT:

(1)	The Apollo Gold Corporation Stock Option Incentive Plan (as amended and restated April 12, 2005) is hereby approved; and

(2)	any one officer or one director of the Corporation is hereby authorized and directed to do and perform all things, including, the execution of documents which may be necessary or desirable to give effect to the foregoing resolution.

The directors of the Corporation believe the passing of the Stock Option Plan Resolution is in the best interests of the Corporation and recommends that the shareholders vote in favour of the resolution. In the event the resolution is not passed, the Stock Option Incentive Plan will remain in force.

In order to be approved, the Stock Option Plan Resolution must be passed by a majority of the votes cast at the Meeting by disinterested shareholders, being those shareholders other than insiders of the Corporation who may be granted incentive stock options under the Stock Option Incentive Plan and their associates. To the best of the knowledge of the Corporation’s management, votes attaching to 1,810,525 Common Shares will not be counted for the purpose of determining whether the required level of shareholder approval has been obtained, such number being the Common Shares held by insiders of the Corporation who may be granted incentive stock options under the Stock Option Incentive Plan and their associates. The Board has unanimously approved the Stock Option Plan Resolution and recommends that shareholders vote FOR such resolution. Proxies received in favour of management will be voted in favour of the Stock Option Plan Resolution, unless the shareholder has specified in the proxy that his or her Common Shares are to be voted against the resolution.

APPROVAL

The contents and the sending of this Circular have been approved by the directors of the Corporation.

OTHER MATTERS

Management knows of no amendment, variation or other matter to come before the Meeting other than the matters referred to in the Notice. However, if any other matter properly comes before the Meeting, the accompanying proxy will be voted on such matter with the best judgement of the person or persons voting the proxy.

INCORPORATION BY REFERENCE

The reports of the Compensation and Audit and Finance Committees and the information under the heading “Performance Graph” shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

SHAREHOLDER PROPOSALS

Shareholder Proposals for Inclusion in Proxy Statement for 2006 Annual Meeting of Shareholders

To be considered for inclusion in the Corporation’s proxy statement for the 2006 annual meeting of shareholders, a shareholder proposal must be received by the Corporation no later than the close of business on February 21, 2006. Shareholder proposals must be sent to the Secretary of the Corporation at the following address: Apollo Gold Corporation, 5655 South Yosemite Street, Suite 200, Greenwood Village, Colorado, 80111-3220. The Corporation will not be required to include in its proxy statement any shareholder proposal that does not meet all the requirements for such inclusion established by applicable law.

Other Shareholder Proposals for Presentation at 2006 Annual Meeting of Shareholders

For any proposal that is not submitted for inclusion in the Corporation’s proxy statement for the 2006 annual meeting of shareholders, but is instead sought to be presented directly at the meeting, the SEC’s rules permit management to vote proxies in its discretion if: (1) the Corporation receives notice of the proposal before the close of business on March 2, 2006, and advises shareholders in the proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) the Corporation does not receive notice of the proposal prior to the close of business on March 2, 2006. Notices of intention to present proposals at the 2006 annual meeting of shareholders should be sent to Secretary of the Corporation at the following address: Apollo Gold Corporation, 5655 South Yosemite Street, Suite 200, Greenwood Village, Colorado, 80111-3220.

ADDITIONAL INFORMATION

Financial information about the Corporation is contained in its comparative financial statements and Management’s Discussion and Analysis for fiscal year ended December 31, 2004, which can be obtained, at no cost to you, by sending a request to

Apollo Gold Corporation
Colorado Executive Offices
5655 South Yosemite Street
Suite 200
Greenwood Village
Colorado, 80111-3220

Attention: Donald W. Vagstad, Secretary

Additional information relating to the Corporation is on SEDAR at www.sedar.com.

DATED at Denver, Colorado this 12th day of April, 2005.

By Order of the Board of Directors

(Signed)	R. David Russell

President and

Chief Executive Officer

SCHEDULE “A”
CORPORATE GOVERNANCE PROCEDURES

In this Schedule, the Corporation’s governance procedures are compared with the TSX Guidelines for effective corporate governance.

Further, the Board has been reviewing its governance practices in response to SOX. The United States Securities and Exchange Commission (“SEC”) is in the process of issuing rules and regulations to give effect to the provisions of SOX. As provisions of SOX come into effect, the Board will review and amend as necessary or applicable its governance practices on an ongoing basis in response to these standards. Where indicated below, the Corporation’s existing governance procedures are also compared to certain AMEX Standards which differ or are in addition to the TSX Guidelines.

Corporation’s
TSX Guidelines			Alignment	Corporation’s Governance Procedures

1.	The board should explicitly assume responsibility for stewardship of the Corporation and specifically for:		Yes	The Board, either directly or through Board committees, is responsible for management or supervision of management of the business and affairs of the Corporation with the objective of enhancing shareholder value.

	(i)	Adoption of a strategic planning process	Yes	The Board approves strategic plans of the Corporation. A significant portion of each regular Board meeting is devoted to strategic plans and opportunities available to the Corporation. Such discussions enable directors to gain a fuller appreciation of planning priorities and provide the opportunity for directors to give constructive feedback to management.

	(ii)	Identification of the principal risks of the Corporation’s business and ensuring implementation of appropriate systems to manage those risks	Yes	The Board considers risk issues and approves corporate policies addressing the management of the risk including environmental and safety issues. The Board also reviews the methods and procedures established by management with respect to the control of key risks.

	(iii)	Succession planning, including appointing, training and monitoring senior management	Yes	The Board and the Compensation Committee is mandated to review succession planning for senior management, including monitoring the performance of senior management and assessing the depth of management at the Corporation and its material subsidiaries.

	(iv)	Communications policy	Yes	The Board has approved a Disclosure Policy covering the timely dissemination of all material information. The policy establishes consistent guidelines for determining what information is material, how it is to be disclosed and, to avoid selective disclosure, making all material disclosures on a widely disseminated basis. An officer has been mandated with the responsibility to monitor events at the Corporation to ensure timely disclosure. The Corporation seeks to communicate with its shareholders and other stakeholders through a variety of channels, including its annual report, Form 8-K’s quarterly reports, Form 10-K, news releases, web site, briefing sessions and group meetings.

Corporation’s
	TSX Guidelines	Alignment	Corporation’s Governance Procedures

	(v) Integrity of internal	Yes	The Audit and Finance Committee of the Board
	control and management		requires management to implement and maintain
	information systems		appropriate systems of internal control. The
Audit and Finance Committee meets with the
Corporation’s auditor and management to assess
the adequacy and effectiveness of these systems.

As required by SOX, the Chief Executive Officer
and Chief Financial Officer have provided
certificates relating to the contents of the
annual statutory reports and have evaluated and
reported on the effectiveness of the
Corporation’s internal controls and procedures.

2.	A majority of directors should be “unrelated”. Under the AMEX standards, there is also a requirement for a majority of “independent” directors. See item 3 below.	Yes	All directors nominated by management for re-election, with the exception of the President and Chief Executive Officer, Mr. Russell, (subject to the disclosure regarding the relationship between the Corporation and Messrs. Hobart and Vaughan disclosed in the Corporation’s Information Circular and Proxy dated April 12, 2005) are unrelated based on the criteria contained in the TSX Guidelines.

3.	The board has responsibility for applying the definition of “unrelated director” to each individual director and for disclosing annually the analysis of the application of the principles supporting this definition and whether the board has a majority of unrelated directors.	Yes	Based on information provided by directors as to their individual circumstances, the Board has determined that only one of the seven persons proposed for election to the Board for 2005 is “related”.

	Under the AMEX standards, “independent director” means a person other than an officer or employee of the company or any parent or subsidiary. In addition, certain relationships are deemed to render a director as not “independent”. In addition, no director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Disclosure must be made of the basis for each determination.		The board is developing categorical standards for determining the independence of members of the board and its committees based on the AMEX “independence” standards in addition to the “related” standards of the TSX. Based on information provided by directors as to their individual circumstances, the Board has determined that all directors standing for election to the Board for 2005, with the exception of Mr. Russell are “independent” under the AMEX Standards.

Corporation’s
TSX Guidelines		Alignment	Corporation’s Governance Procedures

4.	The board should appoint a committee of directors composed exclusively of outside, i.e., non-management directors, a majority of whom are “unrelated” directors, with responsibility for proposing new nominees to the board and for assessing directors on an ongoing basis.	Yes	The Nominating Committee is responsible for identifying and recommending to the Board suitable director candidates. The Nominating Committee is also responsible for ensuring that each member of the Board is assessed against appropriate standards. All members of the Nominating Committee are “unrelated” directors (subject to the disclosure regarding the relationship between the Corporation and Messrs. Hobart and Vaughan disclosed in the Corporation’s Management Information and Proxy Circular dated April 12, 2005).

5.	The board should implement a process, to be carried out by an appropriate committee, for assessing the effectiveness of the board, its committees and the contribution of individual directors.	Yes	The Compensation Committee conducts an annual evaluation of the effectiveness of the Board, its committees and the contribution of individual directors. The Compensation Committee reviews the operation of the Board and committees, adequacy of information provided to directors, Board structure, agenda planning for Board meetings, and the effectiveness of the Chairman in managing Board meetings.

6.	The board should provide an orientation and education program for new directors.	Yes	New directors are provided with details of the Corporation’s organizational structure, the structure of the Board and its committees, compliance requirements for directors, corporate policies and by-laws. They also meet with a number of directors and senior management personnel of the Corporation and its material subsidiaries to learn of the functions and activities of the Corporation. On an ongoing basis, presentations are made to the Board on various aspects of the Corporation’s operations.

7.	The board should examine its size with the view to determining the impact upon effectiveness and should undertake, where appropriate, a program to reduce the number of directors to a number which facilitates more effective decision-making.	Yes	The Board has considered the matter of Board size and is of the view that the current Board membership has the necessary breadth and diversity of experience and is of an adequate size to provide for effective decision-making and staffing of Board committees.

8.	The board of directors should review the adequacy and form of compensation of directors in light of the risks and responsibilities involved in being an effective director.	Yes	The Compensation Committee of the Board annually reviews the compensation paid to directors to ensure that it is competitive and aligns the interests of directors with those of shareholders. The Compensation Committee recommendations are submitted to the Board for consideration and approval.

9.	Committees of the board should generally be composed of outside directors, a majority of whom are unrelated.

	AMEX requires that, barring exceptional circumstances, the audit, compensation and nominating committees be composed solely of “independent” directors.	Yes	All Board committees are composed solely of outside directors who are “unrelated” (subject to the disclosure regarding the relationship between the Corporation and Messrs. Hobart and Vaughan disclosed in the Corporation’s Management Information and Proxy Circular dated April 12, 2005), except for the Technical Committee of which Mr. Russell is a member.

Corporation’s
TSX Guidelines		Alignment	Corporation’s Governance Procedures

10.	The board should assume responsibility for, or assign to a committee of directors responsibility for developing the approach to corporate governance issues.	Yes	The Board has mandated the Audit and Finance Committee monitor governance practices and review the Corporation’s governance practices to ensure the Corporation continues to exemplify high standards of corporate governance. The Board reviews its corporate governance practices regularly.

11.	The board of directors, together with the chief executive officer, should develop position descriptions for the board and for the chief executive officer, involving the definition of the limits to management’s responsibilities.	Yes	The Board has given a mandate to the Compensation Committee to develop position descriptions for senior management. Guidelines have been developed and approved by the Board which set out those matters requiring Board approval.

12.	The board should have in place appropriate structures and procedures to ensure that it can function independently of management. An appropriate structure would be (i) appoint a chair of the board who is not a member of management with responsibility to ensure that the board discharges its responsibilities or (ii) adopt alternate means such as assigning this responsibility to a committee of the board or to a director, sometimes referred to as the “lead director”.	Yes	The Board has appointed a chair, Mr. Stott, who is not a member of management.

	Appropriate procedures may involve the board meeting on a regular basis without management present or may involve expressly assigning responsibility for administering the board’s relationship to management to a committee of the board.	Yes	The Board has adopted a policy that it meet as necessary in an in-camera session at which only non-management directors are present. It is the Board’s policy to also meet in-camera at the regular Board meeting during which the report of the Compensation Committee is considered. During their meetings, the Audit and Finance Committee and the Compensation Committee also hold sessions with only non-management directors present.

Corporation’s
TSX Guidelines		Alignment	Corporation’s Governance Procedures

13.	The Finance and Audit Committee should be composed only of outside directors.

	AMEX requires a different standard for members of the audit committee, disallowing any compensation to such members other than directors’ fees received from the company.	Yes	The Audit and Finance Committee is composed entirely of outside directors and independent directors.

All of the members of the Finance and Audit Committee should be financially literate and at least one member should have accounting or related financial expertise. The board should determine the definition of and criteria for “financial literacy” and “account or related financial expertise”.

SEC rules recently published in response to SOX, require each issuer to disclose the number and names of “financial experts” serving on the issuer’s Finance and Audit Committee and confirm that they are independent of management.	Yes	The Corporation’s Management Information and Proxy Circular dated April 12, 2005 provides that upon the election of the nominated directors, Messrs. Graff, Stott and Babensee will serve on the Audit and Finance Committee. All proposed members of the Audit and Finance Committee are financially literate and at least one member has accounting or related financial expertise. In considering criteria for determinations of financial literacy, the Board looks at the ability to read and understand a balance sheet, an income statement and a cash flow statement of a mining company.

The Board has determined that each Audit and Finance Committee member is independent and that Mr. Graff serves as the Audit and Finance Committee’s “financial expert.”

	The roles and responsibilities of the Finance and Audit Committee should be specifically defined so as to provide appropriate guidance to Finance and Audit Committee members as to their duties.	Yes	The roles and responsibilities of the Audit and Finance Committee are set out in the Committee’s charter and are detailed in the Audit and Finance Committee Report presented in the Circular.

14.	The Finance and Audit Committee should have direct communication channels with the internal and the external auditors to discuss and review specific issues as appropriate.	Yes	The Audit and Finance Committee meets separately with the auditor, the Corporation’s actuary and management to discuss the state of internal controls.

	The Finance and Audit Committee duties should include oversight responsibility for management reporting on internal control. While it is management’s responsibility to design and implement an effective system of internal control, it is the responsibility of the Finance and Audit Committee to ensure that management has done so.	Yes	As outlined in its mandate, the Audit and Finance Committee requires management to implement and maintain appropriate internal controls.

Corporation’s
TSX Guidelines		Alignment	Corporation’s Governance Procedures

15.	The board should implement a system to enable an individual director to engage an outside advisor at the Corporation’s expense in appropriate circumstances. The engagement of the outside advisor should be subject to the approval of an appropriate committee of the board.	Yes	Individual directors may, with the concurrence of the Audit and Finance Committee engage outside advisors at the expense of the Corporation.

SCHEDULE “B”

AMENDED STOCK OPTION INCENTIVE PLAN

APOLLO GOLD CORPORATION

STOCK OPTION INCENTIVE PLAN

(as amended and restated April 12, 2005)

          WHEREAS, the Company confirmed and adopted a stock option incentive plan for Eligible Persons in December 2003;

          AND WHEREAS the Company wishes to confirm and adopt the Plan;

          AND WHEREAS, the Plan is intended to qualify as an Stock Option Incentive Plan pursuant to Section 422 of the United States Internal Revenue Code (the “Code”).

     (1) DEFINITIONS

As used herein, the following terms shall have the following meanings:

(a)	“Affiliates”, each individually an “Affiliate”, means the affiliates of the Company, and for the purposes of the Plan “affiliate” shall have the meaning ascribed to that term in the Securities Act (Ontario);

(b)	“associate” shall have the meaning ascribed to that term in the Securities Act (Ontario);

(c)	“Common Shares” means the common shares in the capital of the Company as such shares are subdivided, consolidated, reclassified or changed from time to time;

(d)	“Consultant” means a person or company, other than an employee, senior officer, or director of the Company or its Affiliates, that:

(i)	is engaged to provide services to the Company or its Affiliates, other than services provided in relation to a distribution,

(ii)	provides the services under a written contract with the Company or its Affiliates, and

(iii)	spends or will spend a significant amount of time and attention on the affairs and business of the Company or its Affiliates,

and includes, for an individual consultant, a company of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner

(e)	“Eligible Person” means, subject to all applicable laws:

(i)	any employee, officer, or director of the Company or its Affiliates;

(ii)	any trust of which an employee, officer, director of the Company or its Affiliates is the sole beneficiary;

(iii)	any corporation that provides services to the Company or its Affiliates on an on-going basis and which is wholly-owned by an employee, officer or director of the Company or its Affiliates;

(iv)	any subsidiary of the Company; or

(v)	a Consultant;

(f)	“Insider” means:

(i)	an insider as defined in the Securities Act (Ontario) other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary of the Company; and

(ii)	an associate of any person who is an insider by virtue of (i);

(g)	“Option” means an option to purchase Common Shares granted to an Eligible Person pursuant to the terms of the Plan;

(h)	“Outstanding Issue” means the number of Common Shares that are outstanding on a non- diluted basis;

(i)	“Plan” means this amended stock option plan of the Company dated April 12, 2005;

(j)	“Share Compensation Arrangements” means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares to one or more Eligible Persons, including a share purchase from treasury which is financially assisted by the Company by way of a loan, guarantee or otherwise; and

(k)	“subsidiary” shall have the meaning ascribed to that term in the Securities Act (Ontario).

     (2) PURPOSE OF THE PLAN

     The purpose of the Plan is to (i) develop the interest of certain Eligible Persons in the growth and development of the Company, and (ii) encourage selected individuals to accept or continue employment with the Company or its Affiliates by providing them with the opportunity, through the granting of stock options, to acquire an increased proprietary interest in the Company.

     (3) IMPLEMENTATION

     The Plan will be implemented in accordance with the terms hereof and will be structured to comply with the rules of The Toronto Stock Exchange (the “TSX”), as amended from time to time (the “TSX Rules”) and the Code.

     (4) ADMINISTRATION

     The Plan will be administered by the board of directors of the Company (the “Board”) or, in the Board’s discretion, by a committee (the “Committee”) appointed by the Board and consisting of not less than three members of the Board. Subject to the provisions of the Plan, the Board or the Committee is authorized, in its sole discretion, to make such determinations under and such interpretations of and take such steps and actions in connection with the proper administration of the Plan and such rules and regulations concerning the granting of the Options pursuant to the Plan as it may deem necessary or advisable. All questions of interpretation, implementation, and application of this Plan shall be determined by the Board. Such determinations shall be final and binding on all persons. No member of the Board or of the Committee will be liable for any action or determination taken or made in good faith with respect to the Plan or any Options granted under it. Any determination approved by a majority of the Board or of the Committee will be deemed to be a determination of that matter by the Board or the Committee, as the case may be. Members of the Board or the Committee may be granted Options under the Plan. From and after such time as the Company registers a class of equity securities under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), this Plan shall also be administered in accordance with the disinterested administrative requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission (“Rule 16b-3”), or any successor rule thereto.

     (5) NUMBER OF SHARES DEDICATED TO THE PLAN

     The number of Common Shares reserved for issuance, set aside and made available to the Board or Committee for the granting of Options to eligible grantees (the “Reserved Common Shares”) shall not exceed the lesser of: (a) 8% of the issued and outstanding Common Shares, from time to time; and (b) 9,520,645 Common Shares. All Options granted under the Plan will conform to all applicable provisions prescribed by the Plan and to such specific terms and conditions as may be determined by the Board or the Committee at the time of making each grant, provided that such terms and conditions are not inconsistent with the provisions hereof. Reserved Common Shares for which an Option is granted under the Plan but not exercised prior to the termination of such Option, whether through surrender, termination, lapse or otherwise, shall be available for Options thereafter granted by the Board or the Committee under the Plan. All Common Shares issued pursuant to the exercise of the Options granted under the Plan shall be issued as fully-paid and non-assessable shares.

     (6) ELIGIBILITY

     The persons who will be eligible to be granted Options pursuant to the Plan (“Participants”) will be such Eligible Persons as the Board or the Committee shall determine. In determining Options to be granted to Participants under the Plan, the Board or Committee will give due consideration to the value of each such Eligible Person’s present and potential contribution to the success of the Company or its Affiliates.

     (7) GRANTING OF OPTIONS

(a)	Subject to the provisions herein set forth and after review of recommendations from time to time by management for the granting of Options, the Board or Committee shall, in its sole discretion, select those Participants to whom share Options under the Plan shall be granted (an “Optionee”), fix the number of Common Shares to be optioned to each, the date or dates on which such Options shall be granted and the terms and conditions, within the limits prescribed in paragraph 8, attaching to each Option.

(b)	Subject to the provisions contained herein, the following additional provisions shall be applicable to Options granted under the Plan:

(i)	a majority of the Reserved Common Shares will or may be issuable to Insiders of the Company;

(ii)	the Reserved Common Shares, together with all of the Company’s other previously established or proposed Share Compensation Arrangements, could result, at any time in the number of Common Shares reserved for issuance under the Plan and such other Share Compensation Arrangements exceeding the Reserved Common Shares;

(iii)	each Option shall be evidenced by a written stock option agreement (an “Option Agreement”), in form satisfactory to the Company, executed by the Company and the Optionee; provided however, that the failure by the Company, the Optionee, or both to execute an Option Agreement shall not invalidate the granting of any Option;

(iv)	the Option Agreement executed by any Eligible Person who is a U.S. taxpayer shall specify whether each Option it evidences is a non-qualified option

(“NQO”) or an incentive stock option (“ISO”). Notwithstanding designation of any Option as an ISO or a NQO, if the aggregate fair market value of the shares under Options designated as ISOs which would become exercisable for the first time by any Optionee at a rate in excess of one hundred thousand dollars ($100,000) in any calendar year (under all plans of the Company), then unless otherwise provided in the Option Agreement or by the Compensation Committee, such Options shall be NQOs to the extent of the excess above one hundred thousand dollars ($100,000). For purposes of this paragraph, Options shall be taken into account in the order in which they were granted, and the fair market value of the shares shall be determined as of the time the Option, with respect to such shares, is granted;

(v)	no ISO granted to any person who owns, directly or by attribution, stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the Company or any Affiliate ( a “Ten Percent Stockholder”) shall be exercisable more than five (5) years after the date of grant;

(vi)	the exercise price per Common Share under any Option granted to any Ten Percent Stockholder shall in no event be less than one hundred and ten percent (110%) of the fair market value of the stock covered by the Option at the time the Option is granted; and

(vii)	if stock acquired upon exercise of an ISO is disposed of in a “disqualifying disposition” within the meaning of Section 422 of the Code, the holder of the stock immediately before the disposition shall notify the Company in writing of the date and terms of the disposition and comply with any other requirements imposed by the Company in order to enable the Company to secure any related income tax deduction to which it is entitled.

(8) TERMS AND CONDITIONS OF THE OPTIONS

     The terms and conditions of each Option granted under the Plan shall be set forth in an Option Agreement. An Option Agreement shall include the following terms and conditions:

(a)	Number of Common Shares - The Board or the Committee shall, in its sole discretion, but subject to the TSX Rules, fix the aggregate number of Common Shares which are the subject of the Option.

(b)	Option Price - The Board or the Committee shall fix the exercise price per Common Share under any Option which shall not be less than the market price per Common Share at the time of the grant.

For the purposes of this subparagraph 8(b), “market price per Common Share” at the time of grant means:

(i)	if the exercise price per Common Share under the Option is in Canadian dollars, the closing price in Canadian dollars on the Toronto Stock Exchange (or if not then traded on such exchange, the closing market price on the over-the-counter market in Toronto) of the Common Shares one trading day prior to the date the Option is granted by the Board or the Committee and if there be no sale on such trading day, then the average of the closing bid and ask prices on such trading day; or

(ii)	if the exercise price per Common Share under the Option is in United States dollars, the greater of:

(A)	the closing price in Canadian dollars (such closing price converted into United States dollars using the Bank of Canada noon nominal rate of exchange on the same date as such closing price) on the Toronto Stock Exchange of the Common Shares one trading day prior to the date the Option is granted by the Board or the Committee and if there be no sale on such trading day, then the average of the closing bid and ask prices on such trading day; and

(B)	the closing price in United States dollars on the American Stock Exchange of the Common Shares one trading day prior to the date the Option is granted by the Board or the Committee and if there be no sale on such trading day, then the average of the closing bid and ask prices on such trading day, provided that if the Common Shares are not then traded on any public market, the Board in its sole discretion (but subject to compliance with the TSX Rules) shall determine “market price per Common Share” at the time of grant. Reference is made to paragraph 11 hereof as to the limit to grants to one person.

(c)	Payment - The full purchase price for the Common Shares purchased under the Option shall unless otherwise provided in the separate Option Agreement, be paid for in cash upon the exercise thereof. An Optionee who is not already a shareholder shall have none of the rights of a shareholder of the Company until Common Shares issuable pursuant to this Option are issued to him.

(d)	Term of Option - No Options shall be granted under this Plan after ten (10) years from the adoption of the Plan by the Board of Directors. The Board or the Committee shall fix the term of the Option which term shall not be for more than ten (10) years from the date the Option is granted, subject to subparagraphs (e), (f) and (g) of this paragraph 7.

(e)	Death or Disability of Optionee - In the event of the death of the Optionee prior to the end of the term of the Option, where immediately prior to death such Optionee was an Eligible Person, the Optionee or Optionee’s legal representative may:

(i)	exercise the Option to the extent that the Optionee was entitled to do so at the date of his death at any time up to and including, but not after, a date one (1) year following the date of death of the Optionee, or prior to the close of business on the day of the expiry of the term of the Option, whichever is earlier; and at any time up to and including, but not after, a date twelve (12) months following the date of disability of the Optionee, or prior to the close of business on the day of the expiry of the term of the Option, whichever is earlier; and

(ii)	with the prior written consent of the Board or the Committee, exercise the Option to purchase all or any of the optioned shares as the Board or the Committee may designate but not exceeding the number of optioned shares that the Optionee would have been entitled to otherwise had he survived or not been disabled. The Option may be exercised at any time up to and including, but not after, the respective dates set forth in paragraph (i) above.

(f)	Resignation or Discharge for Cause of Optionee - In the event of the resignation of the Optionee as an employee of the Company or an Affiliate, or the discharge for “cause” of the Optionee as an employee of the Company or an Affiliate, or in the case of any other Eligible Person, in the event of the voluntary termination by the Optionee of the contract with the Company or an Affiliate, or in the event of the termination of the contract with an Eligible Person by the Company or an Affiliate for “cause”, the Option shall in all respects, except as otherwise exercised as set forth below in paragraph (g)(ii) hereof, cease and terminate. For the purposes of the Plan, the determination by the Company that the Optionee was discharged, or that a contract was otherwise terminated for “cause”, shall be binding on the Optionee.

(g)	Other Termination of Optionee - In the event of the termination of employment of the Optionee, or in the case of any other Eligible Person, the contract with the Company or an Affiliate, other than as referred to in paragraph (e) above, the Optionee may:

(i)	exercise the Option to the extent that he was entitled to do so at the time of such termination of employment or contract, at any time up to and including, but not after, the effective date of such termination of employment or contract prior to the close of business on the day of the expiry of the term of the Option, whichever is earlier; and

(ii)	with the prior written consent of the Board or the Committee, which consent may be withheld in the Company’s sole discretion, exercise the Option to purchase all or any of the optioned shares as the Board or the Committee may designate but not exceeding the number of optioned shares that he would have been entitled to otherwise had his employment or other contractual relationship with the Company or an Affiliate been maintained for the term of the Option. The Option may be exercised at any time up to and including, but not after, a date three (3) months following the date of the said termination, or prior to the close of business on the expiry of the term of the Option, whichever is earlier.

(h)	Non-Transferability of Option - The Options granted under the Plan may not be transferred, assigned, (except by will, by laws of descent or pursuant to a qualified domestic relations order) encumbered or otherwise disposed of by the Optionee, provided that nothing herein shall operate to restrict the transfer of any Common Shares issued pursuant to the exercise of a particular Option granted under the Plan. During the life of the Optionee, an Option shall be exercisable only by Optionee or Optionee’s guardian or conservator.

(i)	Exercise of Option - Subject to the provisions of the Plan, an Option granted under the Plan shall be exercised from time to time by the Optionee, or in the event of death, by his legal representatives, by giving notice in writing on the notice of exercise form addressed to the Company at its registered office, to the attention of the Secretary of the Company, or to such other person as the Secretary may designate, specifying the number of optioned shares in respect of which such notice is being given, and unless otherwise specified, together with payment by cash or certified cheque in full of the purchase price for the shares being purchased.

(j)	Change of Control - Anything to the contrary in this Plan notwithstanding, Option Agreements approved by resolution of the Board or Committee in the Board’s or Committee’s discretion may provide that all or any part of the Options that are outstanding upon the occurrence of an Effective Change in Control may continue to be exercised by the Optionee holding such Options for such extended period up to and including the normal expiry date of such Options notwithstanding any termination of such Optionee’s status as an employee, officer, director or Consultant to the Company or an Affiliate that may occur on or after the date of such Effective Change in Control. As used in this paragraph 8(j), the term “Effective Change in Control” means the occurrence, within a single transaction or series of related transactions occurring within the same 12-month period, of a change in the identity of persons who individually or collectively hold rights to elect, or to approve the election of, a majority of the members of the Board, including, without limitation, transactions consisting of one or more sales or other transfers of assets or equity securities, mergers, consolidations, amalgamations, reorganizations, or any similar transactions.

     (9) CHANGE IN STRUCTURE OF CAPITAL/CHANGE OF CONTROL

(a)	Changes in Capital Structure - Appropriate adjustments in the number of Common Shares optioned and in the option price per Common Share, relating to Options granted or to be granted, shall be made by the Board or the Committee, in its sole discretion, to give effect to adjustments in the number of Common Shares of the Company resulting, subsequent to the approval of the Plan by the shareholders of the Company from any subdivisions, consolidations or reclassification of the Common Shares of the Company, or other relevant changes in the capital structure of the Company, or the payment of stock dividends other than in the ordinary course of business by the Company.

(b)	Corporate Transactions - In connection with (i) any merger, consolidation, acquisition, separation, or reorganization in which more than fifty percent (50%) of the shares of the Company outstanding immediately before such event are converted into cash or into another security, (ii) any dissolution or liquidation of the Company or any partial liquidation involving fifty percent (50%) or more of the assets of the Company, (iii) any sale of more than fifty percent (50%) of the Company’s assets, or (iv) any like occurrence in which the Company is involved, the Board or the Compensation Committee may, in its absolute discretion, do one or more of the following upon ten (10) days’ prior written notice to all Optionees; (a) accelerate any vesting schedule to which an Option is subject; (b) cancel Options upon payment to each Optionee in cash, with respect to each Option to the extent then exercisable, of any amount which, in the absolute discretion of the Board or the Compensation Committee, is determined to be equivalent to any excess of the market value (at the effective time of such event) of the consideration that such Optionee would have received if the Option had been exercised before the effective time over the exercise price of the Option; (c) shorten the period during which such Options are exercisable (provided they remain exercisable, to the extent otherwise exercisable, for at least ten days after the date the notice is given); or (d) arrange that new Option rights be substituted for the Option rights granted under this Plan, or that the Company’s obligations as to Options outstanding under this Plan be assumed, by an employer corporation other than the Company or by a parent or subsidiary of such employer corporation. The actions described in this paragraph may be taken without regard to any resulting tax consequence to the Optionee.

     (10) AMENDMENT OR DISCONTINUANCE OF PLAN

     The Board may amend the Plan at any time subject to prior approval of the TSX and compliance with the applicable TSX Rules.

     (11) LIMIT TO GRANTS TO ONE PERSON

     The number of Common Shares reserved for issuance to any one person pursuant to the grant of Options under the Plan or otherwise may not exceed 5% of the Outstanding Issue. In addition, the issuance of Common Shares to any Insider and his or her associates under the Plan, within a one-year period, shall not exceed 5% of the Outstanding Issue.

     (12) MISCELLANEOUS

(a) No Rights as a Shareholder

Nothing contained in the Plan nor in any Option granted hereunder shall be deemed to give any Optionee any interest or title in or to any Common Shares of the Company or any rights as a shareholder of the Company or any other legal or equitable right against the Company whatsoever other than as set forth in the Plan and pursuant to the exercise of any Option.

(b) Approval by Shareholders

Should any regulatory authority require, the Plan shall be subject to the approval of the shareholders of the Company to be given by resolution approved by a simple majority of votes cast at the next Annual and Special Meeting of Shareholders and the approval of all regulatory authorities having jurisdiction. Notwithstanding the foregoing, certain shareholders may not be permitted to participate in a vote on the Plan as required by regulatory authorities having jurisdiction. Any Options granted prior to such approvals shall be conditional upon and suspended until such approvals have been given.

(c) Renewal of Plan

Subject to paragraph 11(b), the approval of the Plan, as then amended and in effect, by shareholders of the Company shall be renewed at the Annual and Special Meeting of Shareholders every three years.

(d) Employment

Nothing contained in the Plan shall confer upon any Participant any right with respect to employment or continuance of employment or other relationship with the Company or any Affiliate, or interfere in any way with the right of the Company or any Affiliate to terminate such employment or other relationship at any time. Participation in the Plan by a Participant is voluntary.

(e) Record Keeping

The Company shall maintain a register in which shall be recorded:

(i)	the name and address of each Participant; and

(ii)	the number of Options granted to a Participant and the number of Options outstanding.

(f) Administration of the Plan

The Board or the Committee is authorized to interpret the Plan from time to time and to adopt, amend and rescind rules and regulations for carrying out such Plan provided, however, that no amendment shall be made to the Plan without the prior approval of the TSX. The interpretation and construction of any provision of the Plan by the Board or the Committee shall be final and conclusive. Administration of the Plan shall be the responsibility of the appropriate officers of the Company and all costs in respect thereof shall be paid by the Company.

(g) Income Taxes

As a condition of and prior to participation in the Plan a Participant shall authorize the Company in written form to withhold from any remuneration otherwise payable to such Participant any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of such participation in the Plan.

(h) No Representation or Warranty

The Company makes no representation or warranty as to the future market value of any Common Shares issued in accordance with the provisions of the Plan.

(i) Interpretation

The Plan will be governed by and construed in accordance with the laws of the Province of Ontario.

(j) Financial Assistance

Subject to compliance with applicable corporate and securities laws, the Board may at any time authorize the Company to loan money to a Participant in order to assist him or her to exercise Options granted under the Plan. Such loan shall be provided on a non-recourse basis, shall be non-interest bearing and shall be on such other terms and conditions to be determined from time to time by the Board.

(k) Compliance with Applicable Law, etc.

If any provision of the Plan or any agreement entered into pursuant to the Plan contravenes any law or any order, policy, by-law or regulation of any regulatory body or stock exchange having authority over the Company or the Plan then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith. Subject to compliance with applicable securities legislation, grants of Options pursuant to the Plan may be made prior to the receipt of the necessary approvals required by the TSX Rules provided that the Option agreements evidencing such grants shall specify that they shall not be exercisable, in whole or in part, unless such approvals are received.

(l) Option Pricing and Undisclosed Material Information

Option exercise prices shall not be determined hereunder based upon market prices which are not reflective of material information of which management is aware but which has not been publicly disclosed in accordance with applicable securities legislation unless the grantee is neither an employee nor an Insider of the Company or its Affiliates at the time that the exercise price is determined.

Apollo Gold Corporation

P R O X Y

FOR USE AT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

OF APOLLO GOLD CORPORATION TO BE HELD ON

MAY 19, 2005

The undersigned shareholder of Apollo Gold Corporation (the “Corporation”) hereby appoints R. David Russell, President of the Corporation, or failing him, Melvyn Williams, Chief Financial Officer of the Corporation, or instead of either of the foregoing ................................................................as the nominee of the undersigned, with full power of substitution, to attend and act for and on behalf of the undersigned at the annual and special meeting of shareholders of the Corporation to be held at the Embassy Suites Denver Tech Center, 10250 East Costilla Avenue, Centennial, Colorado, USA, on Thursday, May 19, 2005 at the hour of 10 a.m. (Colorado Time), and at any adjournment or adjournments thereof, to the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment or adjournments thereof and, without limiting the generality of the power hereby conferred, with respect to all shares registered in the name of the undersigned, the nominees named above are specifically directed to vote or withhold from voting as indicated on the reverse side hereof.

THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT OF THE CORPORATION.

WITHOUT LIMITING THE GENERAL AUTHORIZATION AND POWER HEREBY GIVEN, ALL THE SHARES REGISTERED IN THE NAME OF THE UNDERSIGNED ARE TO BE VOTED AS INDICATED ON THE REVERSE AND MAY BE VOTED IN THE DISCRETION OF THE NOMINEE WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE MATTERS IDENTIFIED IN THE NOTICE OF THE MEETING, AND/OR IN RESPECT OF ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND IN SUCH MANNER AS SUCH NOMINEE IN HIS JUDGMENT MAY DETERMINE. IF NO CHOICE IS SPECIFIED THIS PROXY WILL CONFER DISCRETIONARY AUTHORITY AND WILL BE VOTED IN FAVOUR OF THE MATTERS REFERRED TO ABOVE.

A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR HIM AND ON HIS BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THIS FORM OF PROXY. SUCH RIGHT MAY BE EXERCISED BY FILLING IN THE NAME OF SUCH PERSON IN THE BLANK SPACE PROVIDED.

DATED THE            DAY OF                                         , 2005.

Name of Shareholder (please print)

Per:

Signature of Shareholder

Apollo Gold Corporation	Page 2

Directors and management recommend shareholders vote FOR the following matters:

(1)     Election Of Directors

G. Michael Hobart
R. David Russell
Charles Stott
W.S. Vaughan
Richard P. Graff
Robert W. Babensee

☐	FOR
all nominees listed
(excepted as indicated
to the contrary below)

☐	WITHHOLD
from all
nominees listed

To withhold authority to vote for any individual nominee, please write that nominee’s name(s) on the line below.

(2)     Appointment of Auditor

FOR	☐	WITHHOLD	☐

(3)     Amendments to Stock Option Incentive Plan

FOR	☐	AGAINST	☐

Notes:
(1)	This proxy form must be signed by the shareholder or by his attorney authorized in writing or, if the shareholder is a Corporation, by an officer or attorney thereof duly authorized.

(2)	If this proxy is not dated in the space provided, it shall be deemed to bear the date on which the form of proxy is mailed by management.